Exhibit 10.1
EXECUTION VERSION

364-DAY CREDIT AGREEMENT
Dated as of March 9, 2018,
among
THE WALT DISNEY COMPANY,
as Borrower,
The Lenders Party Hereto
and
CITIBANK, N.A. and
JPMORGAN CHASE BANK, N.A.,
as Co-Administrative Agents,
CITIBANK, N.A.,
as Designated Agent
__________________________________________

CITIGROUP GLOBAL MARKETS INC.,
JPMORGAN CHASE BANK, N.A.,
BNP PARIBAS SECURITIES CORP. and
DEUTSCHE BANK SECURITIES INC.,
as Joint Lead Arrangers and Joint Book Managers,
BNP PARIBAS and DEUTSCHE BANK SECURITIES INC.,
as Co-Syndication Agents,
BANK OF AMERICA, N.A.,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
GOLDMAN SACHS BANK USA,
HSBC BANK USA, N.A.,
MIZUHO BANK, LTD.,
MORGAN STANLEY MUFG LOAN PARTNERS, LLC,
ROYAL BANK OF CANADA,
SOCIETE GENERALE,
SUMITOMO MITSUI BANKING CORPORATION,
SUNTRUST BANK,
TD SECURITIES (USA) LLC,
U.S. BANK NATIONAL ASSOCIATION and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents,

AGRICULTURAL BANK OF CHINA LTD., NEW YORK BRANCH,
BANK OF CHINA, LOS ANGELES BRANCH,
INDUSTRIAL AND COMMERCIAL BANK OF CHINA LTD., NEW YORK BRANCH,
ING BANK N.V., DUBLIN BRANCH,
BANCO SANTANDER, S.A., NEW YORK BRANCH and
STANDARD CHARTERED BANK,
as Managing Agents

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01	Certain Defined Terms 1

SECTION 1.02	Computation of Time Periods 15

SECTION 1.03	Accounting Terms 15
ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01	The Advances 15

SECTION 2.02	Making the Advances 15

SECTION 2.03	Fees 17

SECTION 2.04	Reduction of the Commitments 17

SECTION 2.05	Repayment of Advances 17

SECTION 2.06	Interest on Advances 17

SECTION 2.07	[Intentionally Omitted.] 18

SECTION 2.08	Interest Rate Determination 18

SECTION 2.09	Optional Conversion of Advances 19

SECTION 2.10	Prepayments of Advances 20

SECTION 2.11	Increased Costs 21

SECTION 2.12	Illegality 22

SECTION 2.13	Payments and Computations 23

SECTION 2.14	Taxes 24

SECTION 2.15	Sharing of Payments, etc 27

SECTION 2.16	Mandatory Assignment by a Lender; Mitigation 28

SECTION 2.17	Evidence of Debt 28

SECTION 2.18	Use of Proceeds 29

SECTION 2.19	[Intentionally Omitted.] 29

SECTION 2.20	Extension of Scheduled Termination Date 29

SECTION 2.21	Defaulting Lenders 31

SECTION 2.22	Term-Out Option 32
ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01	Conditions Precedent to Effectiveness of Section 2.01 33

SECTION 3.02	Conditions Precedent to Each Borrowing 34

SECTION 3.03	Determinations Under Section 3.01 34
ARTICLE IV

REPRESENTATIONS AND WARRANTIES

i

SECTION 4.01	Representations and Warranties of the Borrower 34

SECTION 4.02	Additional Representations and Warranties of the Borrower as of Each Extension Date and the Term-Out Date 35
ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01	Affirmative Covenants 36

SECTION 5.02	Negative Covenants 38
ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01	Events of Default 38
ARTICLE VII

THE DESIGNATED AGENT

SECTION 7.01	Authorization and Action 40

SECTION 7.02	Designated Agent’s Reliance, etc 40

SECTION 7.03	The Designated Agent and its Affiliates 41

SECTION 7.04	Lender Credit Decision 41

SECTION 7.05	Indemnification 41

SECTION 7.06	Successor Designated Agent 41

SECTION 7.07	Certain Lender Representations, Etc 42
ARTICLE VIII

MISCELLANEOUS

SECTION 8.01	Amendments, etc 44

SECTION 8.02	Notices, etc 44

SECTION 8.03	No Waiver; Remedies 46

SECTION 8.04	Costs and Expenses 46

SECTION 8.05	Right of Set-off 47

SECTION 8.06	Binding Effect 47

SECTION 8.07	Assignments and Participations 47

SECTION 8.08	Indemnification 49

SECTION 8.09	Confidentiality 50

SECTION 8.10	Patriot Act 51

SECTION 8.11	Judgment 51

SECTION 8.12	Consent to Jurisdiction and Service of Process 52

SECTION 8.13	Substitution of Currency 52

SECTION 8.14	Governing Law 52

SECTION 8.15	Execution in Counterparts 52

SECTION 8.16	Severability 52

SECTION 8.17	No Fiduciary Relationship 53

SECTION 8.18	Non-Public Information 53

ii

SECTION 8.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 53

SCHEDULE
Schedule 1.01 – List of Applicable Lending Offices
Schedule 2.01 – Commitments

EXHIBITS
Exhibit A – Form of Notice of Borrowing
Exhibit B – Form of Assignment and Acceptance
Exhibit C – Form of Opinion of Borrower’s Counsel

iii

364-DAY CREDIT AGREEMENT, dated as of March 9, 2018, among THE WALT DISNEY COMPANY, a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders party hereto and CITIBANK, N.A., as designated agent (together with any successor designated agent appointed pursuant to Article VII, the “Designated Agent”) for the Lenders hereunder.
IN CONSIDERATION of the agreements herein contained, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01 Certain Defined Terms.
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Advance” means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance, each of which shall be a “Type” of Advance.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.
“Agreement” means this 364-Day Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.01.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010 and all other similar laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries concerning or relating to bribery or corruption.
“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office, in the case of a Base Rate Advance, and such Lender’s Eurocurrency Lending Office, in the case of a Eurocurrency Rate Advance.
“Applicable Margin” means, as of any date, with respect to (a) any Eurocurrency Rate Advance, a rate per annum equal to the Credit Default Swap Spread (determined as of the applicable CDS Determination Date) and (b) any Base Rate Advance, a rate per annum equal to the Credit Default Swap Spread (determined as of the applicable CDS Determination Date) less 1.00% per annum. Notwithstanding the foregoing, (i) the Applicable Margin for Eurocurrency Rate Advances in effect at any time shall not be less than the Minimum Applicable Margin and shall not exceed the Maximum Applicable Margin applicable to Eurocurrency Rate Advances, and (ii) the Applicable Margin for Base Rate Advances in effect at any time shall not be less than the Minimum Applicable Margin and shall not exceed the Maximum Applicable Margin applicable to Base Rate Advances.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Designated Agent and the Borrower, in substantially the form of Exhibit B hereto.

“Assuming Lender” has the meaning specified in Section 2.20(c).
“Assumption Agreement” has the meaning specified in Section 2.20(c).
“Bail-In Action” has the meaning specified in Section 8.19.
“Bail-In Legislation” has the meaning specified in Section 8.19.
“Base Rate” means, for each day in any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times for such day during such period be equal to the highest of:
(a) the Prime Rate in effect for such day;
(b) the NYFRB Rate in effect for such day plus 1/2 of 1.00%; and
(c) the Eurocurrency Rate for a one-month Interest Period commencing on such date plus 1.00%.
“Base Rate Advance” means an Advance denominated in Dollars which bears interest as provided in Section 2.06(a)(i).
“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.
“Business Day” means a day of the year (a) on which banks are not required or authorized to close in Los Angeles, California, or New York City, New York, (b) if the applicable Business Day relates to Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and (c) if the applicable Business Day relates to Eurocurrency Rate Advances denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) payment system is open for the settlement of payments in Euro.
“CDS Determination Date” means (a) as to any Eurocurrency Rate Advance, the second Business Day prior to the Business Day such Eurocurrency Rate Advance is borrowed and, if applicable, the last Business Day prior to the continuation of such Eurocurrency Rate Advance; provided that, in the case of any Eurocurrency Rate Advance having an Interest Period of greater than three months, the last Business Day prior to each three-month period succeeding such initial three-month period shall also be a CDS Determination Date with respect to any such Eurocurrency Rate Advance, with the applicable Credit Default Swap Spread, as so determined, to be in effect as to such Eurocurrency Rate Advance for each day commencing with the first day of the applicable three-month period until subsequently re-determined in accordance with the foregoing, and (b) as to Base Rate Advances, each Initial Base Rate Advance Date and thereafter the first Business Day of each succeeding calendar quarter so long as Base Rate Advances are outstanding.
“Co-Administrative Agents” means Citibank, N.A. and JPMorgan Chase Bank, N.A.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Commitment” has the meaning specified in Section 2.01.

“Commitment Fee Percentage” means, as of any date, the applicable rate per annum under the caption “Commitment Fee Percentage” as determined by reference to the Public Debt Rating in effect on such date as set forth below:

Ratings Level	Public Debt Rating S&P/Moody’s	Commitment Fee Percentage
Level 1	At least A+ by S&P/A1 by Moody’s	0.030%
Level 2	A by S&P/A2 by Moody’s	0.040%
Level 3	A- by S&P/A3 by Moody’s	0.050%
Level 4	Lower than A- by S&P/A3 by Moody’s or unrated	0.060%

“Committed Currencies” means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of Japan and lawful currency of the European Economic and Monetary Union.
“Consolidated EBITDA” means, for any period, (a) net income or net loss, as the case may be, of the Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP for such period, plus (b) the sum of all amounts which, in the determination of such consolidated net income or net loss, as the case may be, for such period, have been deducted for (i) Consolidated Interest Expense, (ii) consolidated income tax expense, (iii) consolidated depreciation expense, (iv) consolidated amortization expense and (v) any non-cash goodwill impairment charges, in each case determined in accordance with GAAP for such period.
“Consolidated Interest Expense” means, for any period, the total interest expense of the Borrower and its Subsidiaries with respect to all outstanding Debt of the Borrower and its Subsidiaries during such period, all as determined on a consolidated basis for such period and in accordance with GAAP for such period.
“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.08 or 2.09.
“Credit Default Swap Spread” means, at any CDS Determination Date, the credit default swap spread applicable to senior, unsecured, non-credit enhanced long-term public debt with a maturity of one year issued by the Borrower, determined as of the close of business on the Business Day immediately preceding such CDS Determination Date, as reported and interpolated by Markit Group Limited or any successor thereto. If on the Business Day immediately preceding any CDS Determination Date the Credit Default Swap Spread is unavailable, the Borrower and the Lenders shall negotiate in good faith (for a period of up to thirty days after such CDS Determination Date (such thirty-day period, the “Negotiation Period”)) to agree on an alternative method for establishing the Applicable Margin for Eurocurrency Rate Advances and Base Rate Advances. The Applicable Margin for Eurocurrency Rate Advances and Base Rate Advances for any day which falls during the Negotiation Period shall be based upon the Credit Default Swap Spread most recently available prior to the Negotiation Period. If no such alternative method is agreed upon during the Negotiation Period, the Applicable Margin for Eurocurrency Rate Advances and Base Rate Advances for any day subsequent to the end of the Negotiation Period shall be a rate per annum equal to 75% of the Maximum Applicable Margin for Eurocurrency Rate Advances or Base Rate Advances, as the case may be.

“Debt” means, with respect to any Person: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (d) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases and (e) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (d) above.
“Declining Lender” has the meaning specified in Section 2.20(b).
“Defaulting Lender” means any Lender, as reasonably determined by the Designated Agent (or by the Borrower in the case of clause (e) below; provided that in the absence of a concurring determination by the Designated Agent, without limiting any other rights of the parties vis-a-vis such Defaulting Lender, the sole consequence under Section 2.21(a) of such a determination by the Borrower shall be a mandatory assignment by such Lender pursuant to the terms of Section 2.16 hereof, if requested by the Borrower), that has (a) failed to fund any portion of its Advances within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Designated Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after written request by the Designated Agent (based upon the reasonable belief that such Lender may not fulfill its funding obligation), to confirm in writing that it will comply with the terms of this Agreement relating to its funding obligations under this Agreement, unless subject to a good faith dispute, provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Designated Agent, (d) otherwise failed to pay over to the Designated Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless subject to a good faith dispute, or (e) become the subject of (or is reasonably likely not to fund its obligations hereunder as a result of) a bankruptcy or insolvency proceeding or a Bail-In Action, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding or a Bail-In Action, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action indicating its consent to, approval of or acquiescence in any such proceeding, appointment or action, provided that for purposes of this clause (e), in the absence of a Bail-In Action, a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by any Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.
“Defaulting Lender Notice” has the meaning specified in Section 2.21(a).
“Designated Agent” has the meaning specified in the preamble to this Agreement.
“Designated Agent’s Account” means (a) in the case of Advances denominated in Dollars, account number 36852248 maintained by the Designated Agent at its office at 1615 Brett Road, New Castle, Delaware 19720, and (b) in the case of Advances denominated in any Committed Currency, such other account of the Designated Agent as the Designated Agent shall notify in writing to the Borrower and the Lenders from time to time.
“Dollars” and the “$” sign each means lawful currency of the United States.
“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule 1.01 hereto or in the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Designated Agent for such purpose.
“EEA Financial Institution” has the meaning specified in Section 8.19.
“EEA Member Country” has the meaning specified in Section 8.19.
“EEA Resolution Authority” has the meaning specified in Section 8.19.
“Effective Date” has the meaning specified in Section 3.01.
“Eligible Assignee” means (a) a Lender or any Affiliate of a Lender or (b) any bank or other financial institution, or any other Person (other than a natural Person), which has been approved in writing by the Borrower and the Designated Agent as an Eligible Assignee for purposes of this Agreement; provided that neither the Borrower’s approval nor the Designated Agent’s approval shall be unreasonably withheld; and provided further that the Borrower may withhold its approval if the Borrower reasonably believes that an assignment to such Eligible Assignee pursuant to Section 8.07 would result in the incurrence of increased costs payable by the Borrower pursuant to Section 2.11 or 2.14.
“Environmental Claim” means any administrative, regulatory or judicial action, suit, demand, claim, lien, notice or proceeding relating to any Environmental Law or any Environmental Permit.
“Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code or duly promulgated policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof, including any order, consent decree or judgment, relating to the environment, health, safety or any Hazardous Material.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.
“Equivalent” in Dollars of any Committed Currency on any date means the equivalent in Dollars of such Committed Currency determined by using the rate at which Dollars may be exchanged for such Committed Currency, as set forth at approximately 11:00 A.M. (London time) on such date on the applicable Reuters World Currency Page; provided, however, that if such rate does not appear on any Reuters World Currency Page, the Equivalent in Dollars of any Committed Currency shall be determined by using the quoted spot rate at which the principal office of the Designated Agent or one of its Affiliates, in London, offers to exchange Dollars for such Committed Currency in London at or about 11:00 A.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement; and the “Equivalent” in any Committed Currency of Dollars on any date means the equivalent in such Committed Currency of Dollars determined by using the rate at which such Committed Currency may be exchanged for Dollars, as set forth at approximately 11:00 A.M. (London time) on such date on the applicable Reuters World Currency Page; provided, however, that if such rate does not appear on any Reuters World Currency Page, the Equivalent in any Committed Currency of Dollars shall be determined by using the quoted spot rate at which the principal office of the Designated Agent or one of its Affiliates, in London, offers to exchange such Committed Currency for Dollars in London at or about 11:00 A.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.
“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended.
“ERISA Event” means: (a) (i) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the Pension Benefit Guaranty Corporation, or (ii) the provisions of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are applicable with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in subsection (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days; (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations by the Borrower or any ERISA Affiliate at a facility in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan described in Section 302(f)(1)(A) of ERISA; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.
“EU Bail-In Legislation Schedule” has the meaning specified in Section 8.19.
“Eurocurrency Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurocurrency Lending Office” opposite its name on Schedule 1.01 hereto or in the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Designated Agent for such purpose.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Eurocurrency Rate” means, with respect to any Eurocurrency Rate Advance for any Interest Period, the rate per annum equal to (a) the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service or such other source that publishes such rate as shall be selected by the Designated Agent with the consent of the Borrower, not to be unreasonably withheld), at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period (or, in the case of a Eurocurrency Rate Advance denominated in Sterling, on the first day of such Interest Period) (the “Screen Rate”) divided by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period (provided that, if for any reason a Screen Rate (including an Interpolated Screen Rate, as provided below) is not available, the term “Eurocurrency Rate” shall mean, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, (i) an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1.00% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the applicable Committed Currency, as the case may be, are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period (or, in the case of a Eurocurrency Rate Advance denominated in Sterling, on the first day of such Interest Period) for a period equal to such Interest Period and in an amount substantially equal to such Reference Bank’s Eurocurrency Rate Advance comprising part of such Borrowing divided by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period). In the event that the Eurocurrency Rate is to be determined by the Reference Banks, the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing shall be determined by the Designated Agent on the basis of applicable rates furnished to and received by the Designated Agent from the Reference Banks two Business Days before the first day of such Interest Period (or, in the case of a Eurocurrency Rate Advance denominated in Sterling, on the first day of such Interest Period), subject, however, to the provisions of Section 2.08. If, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Screen Rate. For the avoidance of doubt, nothing in this Agreement shall obligate any Reference Bank to provide the information referred to in clause (i) hereof. Notwithstanding the foregoing, the Eurocurrency Rate shall in no event be less than zero.
“Eurocurrency Rate Advance” means an Advance denominated in Dollars or a Committed Currency which bears interest as provided in Section 2.06(a)(ii).
“Eurocurrency Rate Reserve Percentage” means, with respect to any Lender for any Interest Period for any Eurocurrency Rate Advance, the reserve percentage applicable during such Interest Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.
“Events of Default” has the meaning specified in Section 6.01.
“Excluded Entity” means each of the Hong Kong Disneyland Entities, the Shanghai Project Entities and the Specified Project Entities.
“Excluded Taxes” has the meaning specified in Section 2.14(a).

“Existing Credit Agreement” means the 364-Day Credit Agreement dated as of March 10, 2017, among the Borrower, the banks, financial institutions and other institutional lenders party thereto and Citibank, N.A., as designated agent for the lenders thereunder, as such agreement may have been amended, supplemented or otherwise modified from time to time.
“Extending Lender” has the meaning specified in Section 2.20(b).
“Extension Date” has the meaning specified in Section 2.20(b).
“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Hazardous Material” means (a) any petroleum or petroleum product, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation or radon gas, (b) any substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “toxic substances”, “contaminants” or “pollutants”, or words of similar import, under any applicable Environmental Law or (c) any other substance exposure to which is regulated by any governmental or regulatory authority.
“Hong Kong Disneyland Entity” means any Subsidiary of the Borrower and any other Person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Borrower or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex, or any part thereof or any addition thereto, commonly known as “Hong Kong Disney”, “Hong Kong Disneyland” or “Disneyland Resort Hong Kong”, located at Penny’s Bay on Lantau Island, Hong Kong, which Subsidiaries and other Persons include, without limitation, as of the date hereof, Hongkong International Theme Parks Limited, Hong Kong Disneyland Management Limited and Walt Disney Holdings (Hong Kong) Limited.
“Indemnified Matters” has the meaning specified in Section 8.08.
“Indemnified Party” has the meaning specified in Section 8.08.

“Initial Base Rate Advance Date” means any date on which a Base Rate Advance is made and immediately prior to which no Base Rate Advances were outstanding.
“Interest Period” means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or on the date of the Conversion of any Base Rate Advance into a Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months as the Borrower may select, upon notice received by the Designated Agent not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period for each Eurocurrency Rate Advance denominated in any Committed Currency or (y) 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period for each Eurocurrency Rate Advance denominated in Dollars; provided, however, that:
(i)    Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;
(ii)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;
(iii)    whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and
(iv)    the Borrower may not select for any Advance any Interest Period which ends after the Scheduled Termination Date then in effect (or, in the event the Term-Out Option has been exercised, the Maturity Date as it has been extended pursuant thereto).
“Interpolated Screen Rate” means, with respect to any Eurocurrency Rate Advance denominated in any currency for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period.
“IRS” means the U.S. Internal Revenue Service.
“Lenders” means, collectively, the Persons listed on Schedule 2.01, to the extent applicable, each Assuming Lender that shall become a party hereto pursuant to Section 2.20 and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement which has the same effect as a lien or security interest.

“Loan Documents” means this Agreement and each Note delivered pursuant to Section 2.17(a), in each case as amended, modified, supplemented or restated from time to time.
“Majority Lenders” means, at any time, Lenders owed at least a majority in interest of the aggregate unpaid principal amount of the Advances owing to the Lenders at such time, or, if no such principal amount is outstanding at such time, Lenders having at least a majority in interest of the Commitments at such time; provided, however, that neither the Borrower nor any of its Affiliates, if a Lender, shall be included in the determination of the Majority Lenders at any time.
“Material Subsidiary” means, at any date of determination, a Subsidiary of the Borrower that, either individually or together with its Subsidiaries, taken as a whole, has total assets exceeding $250,000,000 on such date.
“Maturity Date” means the Termination Date or, if applicable, any later date to which the Maturity Date shall have been extended pursuant to Section 2.22.
“Maximum Applicable Margin” means, as of any date, the applicable rate per annum set forth in the table below, as determined by reference to the Public Debt Rating in effect on such date:

Ratings Level	Public Debt Rating S&P/Moody’s	Maximum Applicable Margin for Eurocurrency Rate Advances	Maximum Applicable Margin for Base Rate Advances
Level 1	At least A+ by S&P/A1 by Moody’s	0.750%	0.000%
Level 2	A by S&P/A2 by Moody’s	1.000%	0.000%
Level 3	A- by S&P/A3 by Moody’s	1.250%	0.250%
Level 4	Lower than A- by S&P/A3 by Moody’s or unrated	1.500%	0.500%

“Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower on or immediately prior to such date.
“Minimum Applicable Margin” means, as of any date, the applicable rate per annum set forth in the table below, as determined by reference to the Public Debt Rating in effect on such date:

Ratings Level	Public Debt Rating S&P/Moody’s	Minimum Applicable Margin for Eurocurrency Rate Advances	Minimum Applicable Margin for Base Rate Advances
Level 1	At least A+ by S&P/A1 by Moody’s	0.150%	0.000%
Level 2	A by S&P/A2 by Moody’s	0.250%	0.000%
Level 3	A- by S&P/A3 by Moody’s	0.375%	0.000%
Level 4	Lower than A- by S&P/A3 by Moody’s or unrated	0.500%	0.000%

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” means a single‑employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“Negotiation Period” has the meaning specified in the definition of “Credit Default Swap Spread”.
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.
“Note” has the meaning specified in Section 2.17(a).
“Notice of Borrowing” has the meaning specified in Section 2.02(a).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Designated Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Other Taxes” has the meaning specified in Section 2.14(b).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Participant Register” has the meaning specified in Section 8.07(e).
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 and all other laws and regulations relating to money-laundering and terrorist activities.
“Payment Office” means, for any Committed Currency, such office of the Designated Agent as shall be from time to time selected by the Designated Agent and notified by the Designated Agent to the Borrower and the Lenders.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Prime Rate” means the rate of interest publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Public Debt Rating” means, as of any date of determination, the higher rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of senior, unsecured, non-credit enhanced long-term public debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Maximum Applicable Margin, the Minimum Applicable Margin and the Commitment Fee Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Maximum Applicable Margin, the Minimum Applicable Margin and the Commitment Fee Percentage will be set in accordance with Level 4 under the definition of “Maximum Applicable Margin”, “Minimum Applicable Margin” or “Commitment Fee Percentage”, as the case may be; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Maximum Applicable Margin, the Minimum Applicable Margin and the Commitment Fee Percentage shall be based upon the higher rating; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then‑equivalent rating by S&P or Moody’s, as the case may be.
“Reference Banks” means each of BNP Paribas, Citibank, N.A. and JPMorgan Chase Bank, N.A., or, in the event that fewer than two of such banks remain Lenders hereunder at any time, any other commercial bank designated by the Borrower (with the consent of such bank) and approved by the Majority Lenders as constituting a “Reference Bank” hereunder, in each case, acting in its capacity as a “Reference Bank” hereunder.
“Register” has the meaning specified in Section 8.07(c).
“Responsible Officer” means the chief executive officer, the president, the chief financial officer, the treasurer or any assistant treasurer of the Borrower.
“S&P” means Standard & Poor’s Ratings Services, a subsidiary of McGraw Hill Financial, Inc., and any successor to its rating agency business.
“Sanctions Laws” means trade or financial sanctions imposed, administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury or similar trade or financial sanctions imposed, administered or enforced by (a) the U.S. Department of State pursuant to the International Emergency Economic Powers Act, Trading with the Enemy Act, United Nations Participation Act, Foreign Narcotics Kingpin Designation Act, Comprehensive Iran Sanctions, Accountability, and Divestment Act, Iran Threat Reduction and Syria Human Rights Act and related executive orders and regulations, (b) Her Majesty’s Treasury of the United Kingdom, (c) the European Union, or (d) United Nations Security Council.

“Sanctioned Person” means any Person currently named on OFAC’s List of Specially Designated Nationals and Blocked Persons or any entity that is 50% or more owned by such Person; the Sanctioned Entities List maintained by the U.S. Department of State; the Consolidated list of persons, groups and entities subject to European Union financial sanctions maintained by the European Union External Action Committee; the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury of the United Kingdom; the Compendium of United Nations Security Council Sanctions Lists.
“Scheduled Termination Date” means, as to any Lender, March 8, 2019, or, if the Scheduled Termination Date shall have been extended pursuant to Section 2.20, the latest date to which the Scheduled Termination Date shall have been so extended with the consent of such Lender.
“Screen Rate” has the meaning assigned to that term in the definition of “Eurocurrency Rate”.
“SEC” has the meaning specified in Section 5.01(e)(i).
“Shanghai Project Entity” means any Subsidiary of the Borrower and any other Person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Borrower or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex or any part thereof or any addition thereto, to be known as “Shanghai Disney”, “Shanghai Disneyland” or “Disneyland Resort Shanghai” or by any similar name, to be located in the Pudong New Area, Shanghai, People’s Republic of China, which Subsidiaries and other Persons include, without limitation, as of the date hereof, Shanghai International Theme Park Company Limited, Shanghai International Theme Park Associated Facilities Company Limited, Shanghai International Theme Park and Resort Management Company Limited and WD Holdings (Shanghai), LLC.
“Single Employer Plan” means a single-employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“Specified Project Entity” means:
(a)    DVD Financing, Inc.;
(b)    each Affiliate of the Borrower organized after February 25, 2004 (the “Organization Date”) (or whose business commenced after the Organization Date) and any other Person organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Borrower or any of its Subsidiaries, in each case, if:
(i)    such Affiliate or other Person has incurred Debt for the purpose of financing all or a part of the costs of the acquisition, construction, development or operation of a particular project (“Project Debt”);
(ii)    except for customary guarantees, keep-well agreements and similar credit and equity support arrangements in respect of Project Debt incurred by such Affiliate or other Person from the Borrower or any of its Subsidiaries not in excess of $150,000,000 or from third parties, the source of repayment of such Project Debt is limited to the assets and revenues of such particular project (or, if such particular project comprises all or substantially all of the assets of such Affiliate or other Person, the assets and revenues of such Affiliate or other Person); and
(iii)    the property over which Liens are granted to secure such Project Debt, if any, consists solely of the assets and revenues of such particular project or the equity securities or interests of such Affiliate or other Person or a Subsidiary of the Borrower referred to in clause (c) below; and
(c)    each Affiliate of the Borrower organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Borrower or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management or operation of, or provision of services to, any Affiliate or other Person referred to in clause (b) above.
“Subsidiary” means with respect to any Person, any (a) corporation (or foreign equivalent) other than an Excluded Entity or (b) general partnership, limited partnership or limited liability company (or foreign equivalent) other than an Excluded Entity (each, a “Non-Corporate Entity”), in either case, of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or Non-Corporate Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly (through one or more Subsidiaries) owned by such Person. In the case of a Non-Corporate Entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such Non-Corporate Entity. For purposes of this definition, any managerial powers or rights comparable to managerial powers afforded to a Person solely by reason of such Person’s ownership of general partner or comparable interests (or foreign equivalent) shall not be deemed to be “interests having ordinary voting power”.
“Taxes” has the meaning specified in Section 2.14(a).
“Termination Date” means, as to each Lender, the earlier of (a) the Scheduled Termination Date applicable to such Lender, and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.04 or 6.01.
“Term-Out Date” has the meaning specified in Section 2.22.
“Term-Out Option” has the meaning specified in Section 2.22.
“Type” has the meaning specified in the definition of “Advance”.
“United States” and “U.S.” each means the United States of America.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Write-Down and Conversion Powers” has the meaning specified in Section 8.19.

SECTION 1.02 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as in effect from time to time; provided, however, that if any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 4.01(c) dated September 30, 2017, hereafter occur by reason of the promulgation of rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and result in a change in the method of calculation of any financial covenant or term related thereto contained in this Agreement, then upon the request of either the Borrower or the Designated Agent (acting at the instruction of the Majority Lenders), the Borrower and the Designated Agent shall enter into negotiations to amend such financial covenant or other relevant terms of this Agreement to eliminate the effect of any such change; provided further, however, that upon such request and until such amendment becomes effective, such financial covenant or other relevant terms shall be performed, observed and determined in accordance with GAAP as in effect immediately prior to such change.
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01 The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based in respect of any Advances denominated in a Committed Currency on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Borrowing) not to exceed at any time outstanding the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or, if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth for such Lender in such Assumption Agreement or, if such Lender has entered into an Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Designated Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 (such Lender’s “Commitment”); provided that the Lenders shall not be obligated to, and shall not, make any Advances as part of a Borrowing if after giving effect to such Borrowing the sum of the then-outstanding aggregate amount of all Borrowings shall exceed the aggregate amount of the Commitments then in effect. Each Borrowing shall be in an aggregate amount of $5,000,000, £5,000,000, €5,000,000 or ¥500,000,000, as applicable, or an integral multiple of $1,000,000, £1,000,000, €1,000,000 or ¥100,000,000, as applicable, in excess thereof, except that any Borrowing may be in an amount equal to the remaining unused amount of the Commitments or the Equivalent thereof in a Committed Currency. Each Borrowing shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, the Borrower from time to time may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.
SECTION 2.02 Making the Advances. (a)  Each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the same Business Day as the date of a proposed Borrowing comprised of Base Rate Advances, (y) 11:00 A.M. (London time) on the third Business Day prior to the date of a proposed Borrowing comprised of Eurocurrency Rate Advances denominated in any Committed Currency or (z) 1:00 P.M. (New York City time) on the third Business Day prior to the date of a proposed Borrowing comprised of Eurocurrency Rate Advances denominated in

Dollars, by the Borrower to the Designated Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telecopier, or by telephone confirmed immediately by telecopier, in substantially the form of Exhibit A hereto, specifying therein the requested (i) date of such Borrowing (which shall be a Business Day), (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing comprised of Eurocurrency Rate Advances, initial Interest Period and currency for each such Advance. Each Lender shall, before (A) 1:00 P.M. (New York City time) on the date of such Borrowing consisting of Advances denominated in Dollars or (B) 1:00 P.M. (London time) on the date of such Borrowing consisting of Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Designated Agent at the Designated Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing. After the Designated Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Designated Agent will make such funds available to the Borrower at the office where the Designated Agent’s Account is maintained (or to an account of the Borrower in the relevant jurisdiction and designated by the Borrower in the applicable Notice of Borrowing, in the case of Advances denominated in a Committed Currency).
(b)    Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies as to be comprised of Eurocurrency Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Eurocurrency Rate Advance to be made by such Lender as part of such Borrowing when such Eurocurrency Rate Advance, as a result of such failure, is not made on such date.
(c)    Unless the Designated Agent shall have received notice from a Lender on or prior to the date of any Borrowing that such Lender will not make available to the Designated Agent such Lender’s ratable portion of such Borrowing, the Designated Agent may, but shall not be required to, assume that such Lender has made such portion available to the Designated Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Designated Agent may, but shall not be required to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that any Lender shall not have made such ratable portion available to the Designated Agent, such Lender agrees to pay to the Designated Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Designated Agent, at (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Designated Agent in respect of such amount in the case of Advances denominated in Committed Currencies; provided, however, that (i) within two Business Days after any Lender shall fail to make such ratable portion available to the Designated Agent, the Designated Agent shall notify the Borrower of such failure and (ii) if such Lender shall not have paid such corresponding amount to the Designated Agent within two Business Days after such demand is made of such Lender by the Designated Agent, the Borrower agrees to repay to the Designated Agent forthwith upon demand by the Designated Agent to the Borrower such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Designated Agent, at the interest rate applicable at the time to Advances comprising such Borrowing. If and to the extent such corresponding amount shall be paid by such Lender to the Designated Agent in accordance with this Section 2.02(c), such amount shall constitute such Lender’s Advance as part of such Borrowing for all purposes of this Agreement.

(d)    The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
SECTION 2.03 Fees. (a) Commitment Fee. The Borrower agrees to pay to each Lender a commitment fee on the average daily unused amount of such Lender’s Commitment (i) in the case of each Lender on the Effective Date, from the Effective Date or (ii) in the case of any Lender that becomes a Lender after the Effective Date, the effective date specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, until, in each case, the Termination Date (or, for the avoidance of doubt, the Term-Out Date), payable quarterly in arrears on the first Business Day of each January, April, July and October during the term of such Lender’s Commitment, commencing April 2, 2018, and on the Termination Date, at the rate per annum equal to the Commitment Fee Percentage in effect from time to time.
(b)    Term-Out Fees. In the event that the Borrower elects to exercise the Term-Out Option under Section 2.22, then, on the Scheduled Termination Date, the Borrower agrees to pay to the Designated Agent, for the account of each Lender, a term-out fee equal to 0.75% of the aggregate principal amount of such Lender’s outstanding Advances that have been termed out on the Scheduled Termination Date pursuant to such exercise of the Term-Out Option.
SECTION 2.04 Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days’ notice to the Designated Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided further that after giving effect to any such partial reduction, the total Commitments shall not be less than the then-outstanding aggregate amount of Advances. Once terminated, such Commitments may not be reinstated.
SECTION 2.05 Repayment of Advances. The Borrower shall repay to each Lender on the Maturity Date the aggregate principal amount of the Advances owing to such Lender on such date.
SECTION 2.06 Interest on Advances. (a)  Scheduled Interest. The Borrower shall pay to each Lender interest on the unpaid principal amount of each Advance owing to such Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(i)    Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate and (B) the Applicable Margin in effect from time to time, payable quarterly in arrears on the first Business Day of each January, April, July and October during such periods and on the date such Base Rate Advance shall be Converted or paid in full.
(ii)    Eurocurrency Rate Advances. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurocurrency Rate for such Interest Period for such Advance and (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the date which occurs three months after the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

(b)    Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand of the Designated Agent or the Majority Lenders, at a rate per annum equal at all times to (i) in the case of any amount of principal, 2.00% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due and (ii) to the fullest extent permitted by law, in the case of all other amounts, 2.00% per annum above the rate of interest applicable to Base Rate Advances in effect from time to time.
SECTION 2.07 [Intentionally Omitted.]
SECTION 2.08 Interest Rate Determination. (a)  If requested, each Reference Bank may, but shall not be required to, furnish to the Designated Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Designated Agent for the purpose of determining such interest rate, the Designated Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.
(b)    The Designated Agent shall give prompt notice to the Borrower and the Lenders of (i) the applicable interest rate determined by the Designated Agent and (ii) subject to Section 2.13(b), the details of such determination (including, without limitation, disclosure of the Credit Default Swap Spread) for purposes of Sections 2.06(a)(i) and/or 2.06(a)(ii).
(c)    If at any time when the Eurocurrency Rate is being determined by reference to rates furnished by the Reference Banks in accordance with the definition of “Eurocurrency Rate”, fewer than two Reference Banks furnish timely information to the Designated Agent for purposes of determining the Eurocurrency Rate for any Eurocurrency Rate Advances, (i) the Designated Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances, (ii) each such Advance denominated in Dollars will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), (iii) each such Advance denominated in a currency other than Dollars shall be prepaid and (iv) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Designated Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.
(d)    If, with respect to any Eurocurrency Rate Advances in any currency, (i) the Designated Agent shall be unable to determine the Eurocurrency Rate as contemplated hereby or (ii) the Majority Lenders notify the Designated Agent that (A) they are unable to obtain matching deposits in such currency in the London interbank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing (or, in the case of a Borrowing denominated in Sterling, on the date of such Borrowing) in sufficient amounts to fund their respective Eurocurrency Rate Advances as a part of such Borrowing during its Interest Period or (B) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders (which cost each such Majority Lender reasonably determines in good faith is material) of making, funding or maintaining their respective Eurocurrency Rate Advances in such currency for such Interest Period, the Designated Agent shall forthwith so notify the Borrower and the Lenders, whereupon, unless, in the case of a development referred to in the preceding clause (ii)(B), the Applicable Margin shall be increased to reflect such costs as determined by such Majority Lenders and as agreed by the Borrower, and in any event subject to clause (e) below, (A) the obligation of the Lenders to make or continue at the end of the Interest Period, or to Convert Base Rate Advances into, Eurocurrency Rate Advances in such currency shall be suspended until the Designated Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (B) the Borrower will, on the last day of the then-existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any affected Committed Currency, prepay such Advances. The Designated Agent shall use reasonable efforts to determine from time to time whether the circumstances causing such suspension no longer exist and, promptly after the Designated Agent knows that the circumstances causing such suspension no longer exist, the Designated Agent shall notify the Borrower and the Lenders.
(e)    If at any time the Designated Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (d)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (d)(i) have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Designated Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Designated Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 8.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Designated Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (e) (but, in the case of the circumstances described in clause (ii) of the first sentence of this clause (e), only to the extent the Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), clauses (A) and (B) of clause (d) shall be applicable. Notwithstanding the foregoing, if any alternate rate of interest established pursuant to this clause (e) (without giving effect to the Applicable Margin or any alternative spread that may have been agreed upon over the applicable Lenders’ deemed cost of funds) shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
(f)    If the Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Designated Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then-existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be continued as Eurocurrency Rate Advances with a one-month Interest Period.
(g)    Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance denominated in Dollars will automatically, on the last day of the then-existing Interest Period therefor, be Converted into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.
SECTION 2.09 Optional Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Designated Agent not later than (i) 11:00 A.M. (New York City time) on the same Business Day as the date of the proposed Conversion in the case of a Conversion of

Eurocurrency Rate Advances into Base Rate Advances and (ii) 1:00 P.M. (London time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances into Eurocurrency Rate Advances or of Eurocurrency Rate Advances of one Interest Period into Eurocurrency Rate Advances of another Interest Period, as the case may be, and subject to the provisions of Sections 2.08 and 2.12, Convert all Advances denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; provided, however, that any Conversion of any Eurocurrency Rate Advances into Base Rate Advances or into Eurocurrency Rate Advances of another Interest Period shall be made on, and only on, the last day of an Interest Period for such Eurocurrency Rate Advances. Promptly upon receipt from the Borrower of a notice of a proposed Conversion hereunder, the Designated Agent shall give notice of such proposed Conversion to each Lender. Each such notice of a Conversion shall, within the restrictions set forth above, specify (x) the date of such Conversion (which shall be a Business Day), (y) the Advances to be Converted and (z) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. The Borrower may Convert all Eurocurrency Rate Advances of any one Lender into Base Rate Advances of such Lender in accordance with the provisions of Section 2.12 by complying with the procedures set forth therein and in this Section 2.09 as though each reference in this Section 2.09 to Advances denominated in Dollars of any Type were to such Advances of such Lender. Each such notice of Conversion shall, subject to the provisions of Sections 2.08 and 2.12, be irrevocable and binding on the Borrower.
SECTION 2.10 Prepayments of Advances. (a)  Optional. The Borrower may, upon not less than (i) the same Business Day’s notice to the Designated Agent received not later than 11:00 A.M. (New York City time) in the case of Borrowings consisting of Base Rate Advances, (ii) three Business Days’ notice to the Designated Agent received not later than 11:00 A.M. (New York City time) in the case of Borrowings consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (iii) three Business Days’ notice to the Designated Agent received not later than 1:00 P.M. (New York City time) in the case of Borrowings consisting of Eurocurrency Rate Advances denominated in Dollars, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances constituting part of the same Borrowings in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or the Equivalent thereof in a Committed Currency determined on the date notice of prepayment is given) and (y) in the case of any such prepayment of Eurocurrency Rate Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).
(b)    Mandatory. (i)  If the Designated Agent provides a written notice in conformity with Section 2.10(b)(ii) to the Borrower that, on any date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding and (B) the Equivalent in Dollars (determined on the third Business Day prior to such date) of the aggregate principal amount of all Advances denominated in Committed Currencies then outstanding exceeds 102% of the aggregate Commitments of the Lenders on such date, the Borrower shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances necessary so that, after giving effect to such prepayment of Advances, the sum of (A) and (B) above does not exceed 100% of the aggregate Commitments of the Lenders on such date as set forth in the written notice from the Designated Agent to the Borrower pursuant to the terms hereof.
(ii)    Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period, with any additional amounts which the Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 8.04(b). The Designated Agent shall give prompt written notice of any prepayment required under this Section 2.10(b) to the Borrower and the Lenders and such notice shall specify the amount of such prepayment and contain a reasonably detailed calculation thereof.
SECTION 2.11 Increased Costs. (a)  If, after the date hereof, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any hereafter promulgated guideline or request from any central bank or other Governmental Authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), which guideline or request (x) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, deposits with or for the account of or credit extended by any Lender or (y) imposes on any Lender any other condition regarding this Agreement (including any assessment or charge on or with respect to the Commitments or Advances, deposits or liabilities incurred to fund Advances, assets consisting of Advances (but not unrelated assets) or capital attributable thereto), there shall be any increase in the cost (excluding any allocation of corporate overhead) to any Lender (which cost such Lender reasonably determines in good faith is material) of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances, then such Lender shall so notify the Borrower promptly after such Lender knows of such increased cost and determines that such cost is material and the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Designated Agent), pay to the Designated Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate of such Lender as to the amount of such increased cost in reasonable detail and stating the basis upon which such amount has been calculated and certifying that such Lender’s method of allocating such costs is fair and reasonable and that such Lender’s demand for payment of such costs hereunder is not inconsistent with its treatment of other borrowers which, as a credit matter, are substantially similar to the Borrower and which are subject to similar provisions, submitted to the Borrower and the Designated Agent by such Lender, shall be conclusive and binding for all purposes hereof, absent manifest error. Notwithstanding the foregoing, the Borrower shall not be required to pay any amount under this Section 2.11 relating to (i) costs that are Excluded Taxes or are subject to indemnification under Section 2.14 or (ii) reserve requirements that are included in the Eurocurrency Rate Reserve Percentage.
(b)    If, after the date hereof, either (i) the introduction of or change in or in the interpretation of any law or regulation or (ii) the compliance by any Lender with any hereafter promulgated guideline or request from any central bank or other Governmental Authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any entity controlling such Lender and the amount of such capital or liquidity is materially increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then such Lender shall so notify the Borrower promptly after such Lender makes such determination and, upon demand by such Lender (with a copy of such demand to the Designated Agent), the Borrower shall pay to such Lender within five days from the date of such demand, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such controlling entity in the light of such circumstances, to the extent that such Lender reasonably determines in good faith such increase in capital or liquidity to be material and allocable to the existence of such Lender’s commitment to lend hereunder. A certificate of such Lender as to such amount in reasonable detail and stating the basis upon which such amount has been calculated and certifying that such Lender’s method of allocating such increase of capital is fair and reasonable and that such Lender’s demand for payment of such increase of capital hereunder is not inconsistent with its treatment of other borrowers which, as a credit matter, are substantially similar to the Borrower and which are subject to similar provisions, submitted to the Borrower and the Designated Agent by such Lender, shall be conclusive and binding for all purposes hereof, absent manifest error.
(c)    The Borrower shall not be obligated to pay under this Section 2.11 any amounts which relate to costs or increases of capital incurred prior to the 12 months immediately preceding the date of demand for payment of such amounts by any Lender, unless the applicable law, regulation, guideline or request resulting in such costs or increases of capital is imposed retroactively. In the case of any law, regulation, guideline or request which is imposed retroactively, the Lender making demand for payment of any amount under this Section 2.11 shall notify the Borrower not later than 12 months from the date that such Lender should reasonably have known of such law, regulation, guideline or request and the Borrower’s obligation to compensate such Lender for such amount is contingent upon such Lender so notifying the Borrower; provided, however, that any failure by such Lender to provide such notice shall not affect the Borrower’s obligations under this Section 2.11 with respect to amounts resulting from costs or increases of capital incurred after the date which occurs 12 months immediately preceding the date on which such Lender notified the Borrower of such law, regulation, guideline or request.
(d)    If any Lender shall subsequently recoup any costs (other than from the Borrower) for which such Lender has theretofore been compensated by the Borrower under this Section 2.11, such Lender shall remit to the Borrower an amount equal to the amount of such recoupment. Amounts required to be paid by the Borrower pursuant to this Section 2.11 shall be paid in addition to, and without duplication of, any amounts required to be paid pursuant to Section 2.14.
(e)    For purposes hereof, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be changes in law or regulation referred to in paragraphs (a) and (b) of this Section, regardless of the date enacted, adopted, promulgated or issued.
(f)    Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall survive the payment in full (after the Maturity Date) of all payment obligations of the Borrower in respect of Advances hereunder.
SECTION 2.12 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Designated Agent that the introduction of or any change in or in the interpretation of any law or regulation after the date hereof makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or in any Committed Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or in any Committed Currency, (a) the obligation of such Lender to make, or to Convert Base Rate Advances into, Eurocurrency Rate Advances shall be suspended until such Lender shall notify the Designated Agent, and the Designated Agent shall notify the Borrower and the other Lenders, that the circumstances causing such suspension no longer exist (which notice shall be given promptly after the Designated Agent has been advised by such Lender that the circumstances causing such suspension no longer exist) and (b) the Borrower shall forthwith prepay in full all Eurocurrency Rate Advances of such Lender then outstanding, together with interest accrued thereon, unless, in the case of a Eurocurrency Rate Advance denominated in Dollars, the Borrower, within five Business Days of notice from the Designated Agent or, if permitted by law, on and as of the last day of the then-existing Interest Period for such Eurocurrency Rate Advance, Converts it into a Base Rate Advance.
SECTION 2.13 Payments and Computations. (a)  The Borrower shall make each payment hereunder (and under the Notes, if any), irrespective of any right of set-off or counterclaim, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 11:00 A.M. (New York City time) on the day when due, in Dollars to the Designated Agent at the Designated Agent’s Account in same day funds. The Borrower shall make each payment hereunder, irrespective of any right of set-off or counterclaim, with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, not later than 9:00 A.M. (at the Payment Office for such Committed Currency) on the day when due, in such Committed Currency to the Designated Agent, by deposit of such funds to the Designated Agent’s Account in same day funds. The Designated Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Sections  2.11, 2.14, 8.04 and 8.08) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of the extension of the Scheduled Termination Date pursuant to Section 2.20, and upon the Designated Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Extension Date, the Designated Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Designated Agent shall make all payments hereunder and under the Notes, if any, issued in connection therewith in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(b)    All computations of interest based on clause (a) of the definition of “Base Rate” or the Eurocurrency Rate with respect to Advances denominated in Sterling shall be made by the Designated Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate with respect to Advances denominated in Dollars or Committed Currencies other than Sterling, the NYFRB Rate, the Federal Funds Rate or the Overnight Bank Funding Rate and of fees shall be made by the Designated Agent, on the basis of a year of 360 days (or, in each case of Advances denominated in Committed Currencies where market practice differs, in accordance with such market practice after notification of the Borrower), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Designated Agent of an interest rate hereunder shall be conclusive and binding for all purposes hereof, absent manifest error (it being understood and agreed that, with respect to any Reference Bank, nothing in this Agreement shall require the Designated Agent to disclose to any other party hereto (other than the Borrower) any information regarding such Reference Bank or any rate provided by such Reference Bank in accordance with the definition of “Eurocurrency Rate”, including, without limitation, whether such Reference Bank has provided a rate or the rate provided by any such Reference Bank).
(c)    Whenever any payment hereunder or under the Notes, if any, shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.
(d)    Unless the Designated Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Designated Agent may assume that the Borrower has made such payment in full to the Designated Agent on such date and the Designated Agent may, but shall not be required to, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Designated Agent, each Lender shall repay to the Designated Agent, forthwith on demand, such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Designated Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Designated Agent in respect of such amount in the case of Advances denominated in Committed Currencies.
SECTION 2.14 Taxes. (a)  Subject to Section 2.14(f) below, any and all payments by the Borrower hereunder or under the Notes, if any, shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Designated Agent, taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Designated Agent, as the case may be, is organized or any political subdivision thereof, (ii) in the case of each Lender and the Designated Agent, taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed on its income, and franchise taxes imposed on it by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof or by any other jurisdiction in which such Lender or the Designated Agent, as the case may be, is doing business that is unrelated to this Agreement, (iii) in the case of a Lender and the Designated Agent, U.S. federal withholding taxes imposed on amounts payable to or for the account of such recipient with respect to an applicable interest in this Agreement, an Advance or a Commitment pursuant to a law in effect on the date on which (A) such recipient acquires such interest in this Agreement, Advance or Commitment, or (B) such recipient changes its lending office, except in each case to the extent that, pursuant to this Section 2.14, amounts with respect to such taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto, were payable either to such recipient’s assignor immediately before such Lender or the Designated Agent became a party hereto or to such Lender or the Designated Agent immediately before it changed its lending office, and (iv) in the case of each Lender and the Designated Agent or other recipient of payments hereunder, any withholding taxes imposed under FATCA (all such excluded taxes, levies, imposts, deductions, charges and liabilities being referred to as “Excluded Taxes”, and all taxes levies, imposts, deductions, charges, withholdings and liabilities that are not Excluded Taxes being referred to as “Taxes”). Subject to Section 2.14(f) below, if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Designated Agent, as the case may be, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.14) such Lender or the Designated Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
(b)    In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes, if any, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes, if any (hereinafter referred to as “Other Taxes”).
(c)    (i) Subject to Section 2.14(f), the Borrower will indemnify each Lender and the Designated Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Designated Agent, as the case may be, and any liability (including penalties (to the extent not imposed as a result of such Lender’s or the Designated Agent’s gross negligence or willful misconduct), interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Designated Agent, as the case may be, makes written demand therefor.
(ii)    Each Lender will severally indemnify the Designated Agent, within 10 days after demand therefor, for (A) any Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Designated Agent for such Taxes and without limiting the obligation of the Borrower to do so), (B) any taxes attributable to such Lender’s failure to comply with the provisions of Section 8.07(e) relating to the maintenance of a Participant Register and (C) any Excluded Taxes that are attributable to such Lender, in each case, that are payable or paid by the Designated Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Designated Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Designated Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Designated Agent to the Lender from any other source against any amount due to the Designated Agent under this Section 2.14(c)(ii).
(d)    Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Designated Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof, to the extent that such a receipt is issued, or if such receipt is not issued, other evidence of payment thereof that is reasonably satisfactory to the Designated Agent.
(e)    (i) Each Lender that is a U.S. Person shall deliver to the Borrower and the Designated Agent on or prior to the date of its execution and delivery of this Agreement, and each such Lender that is not a party hereto on the date hereof shall deliver to the Borrower and the Designated Agent on or prior to the date on which such Lender becomes a Lender hereunder pursuant to Section 2.20 or 8.07, as the case may be, two true, accurate and complete original signed copies of IRS Form W-9 for purposes of certifying that such Lender is exempt from United States backup withholding tax on payments pursuant to this Agreement. Each Lender that is not a U.S. Person shall deliver to the Borrower and the Designated Agent on or prior to the date of its execution and delivery of this Agreement, and each such Lender that is not a party hereto on the date hereof shall deliver to the Borrower and the Designated Agent on or prior to the date on which such Lender becomes a Lender hereunder pursuant to Section 2.20 or 8.07, as the case may be, two true, accurate and complete original signed copies of (A) IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder), (B) IRS Form W-8ECI (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder) or (C) IRS Form W-8IMY (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder) accompanied by IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as appropriate, in each case for purposes of certifying that such Lender is exempt from United States withholding tax on payments pursuant to this Agreement. As applicable, each Lender further agrees to deliver to the Borrower and the Designated Agent from time to time, as reasonably requested by the Borrower or the Designated Agent, and in any case before or promptly upon the occurrence of any events requiring a change in the most recent form previously delivered pursuant to this Section 2.14(e), a true, accurate and complete original signed copy of (A) IRS Form W-9 (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder), (B) IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder), (C) within 15 days prior to every third anniversary of the date of delivery of the initial IRS Form W-8ECI by such Lender (or more often if required by law) on which this Agreement is still in effect, IRS Form W-8ECI (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder) or (D) IRS Form W-8IMY(or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder) accompanied by IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as appropriate, in each case for purposes of certifying that such Lender is exempt from United States withholding tax on payments pursuant to this Agreement. If any form or document referred to in this Section 2.14(e)(i) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by IRS Forms W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, that any Lender reasonably considers to be confidential, such Lender promptly shall give notice thereof to the Borrower and the Designated Agent and shall not be obligated to include in such form or document such confidential information; provided that such Lender certifies to the Borrower that the failure to disclose such confidential information does not increase the obligations of the Borrower under this Section 2.14.
(ii)     If a payment made to a Lender under this Agreement would be subject to United States withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Designated Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Designated Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Designated Agent as may be necessary for the Borrower and the Designated Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14(e)(ii) “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)    Notwithstanding any other provision of this Section 2.14 to the contrary, for any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) establishing its exemption from United States withholding tax or backup withholding tax on payments hereunder (other than if such failure is due to a change in law occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to any payments under this Section 2.14 with respect to United States withholding taxes; provided, however, that should a Lender become subject to United States withholding taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such United States withholding taxes.
(g)    Without affecting its rights under this Section 2.14 or any other provision of this Agreement, each Lender agrees that if any Taxes or Other Taxes are imposed and required by law to be paid or to be withheld from any amount payable to any Lender or its Applicable Lending Office with respect to which the Borrower would be obligated pursuant to this Section 2.14 to increase any amounts payable to such Lender or to pay any such Taxes or Other Taxes, such Lender shall use reasonable efforts to select an alternative Applicable Lending Office which would not result in the imposition of such Taxes or Other Taxes; provided, however, that no Lender shall be obligated to select an alternative Applicable

Lending Office if such Lender determines that (i) as a result of such selection, such Lender would be in violation of an applicable law, regulation or treaty, or would incur unreasonable additional costs or expenses, or (ii) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Lender.
(h)    Each Lender agrees with the Borrower that it will take all reasonable actions by all usual means (i) to secure and maintain the benefit of all benefits available to it under the provisions of any applicable double tax treaty concluded by the United States to which such Lender may be entitled by reason of the location of such Lender’s Applicable Lending Office or its place of incorporation or its status as an enterprise of any jurisdiction having any such applicable double tax treaty, if such benefit would reduce the amount payable by the Borrower in accordance with this Section 2.14, and (ii) otherwise to cooperate with the Borrower to minimize the amount payable by the Borrower pursuant to this Section 2.14; provided, however, that no Lender shall be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations or to reorder its tax affairs or tax planning pursuant hereto.
(i)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.14(i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.14(i) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.
(j)    Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of the principal and interest on all Advances and the termination of this Agreement until such date as all applicable statutes of limitations (including any extensions thereof) have expired with respect to such agreements and obligations of the Borrower contained in this Section 2.14.
SECTION 2.15 Sharing of Payments, etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Advances made by it (other than pursuant to Section 2.11, 2.14, 8.04 or 8.08) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
SECTION 2.16 Mandatory Assignment by a Lender; Mitigation. If any Lender (a) requests from the Borrower either reimbursement for increased costs pursuant to Section 2.11, or payment of or reimbursement for Taxes pursuant to Section 2.14, or if any Lender notifies the Designated Agent that it is unlawful for such Lender or its Eurocurrency Lending Office to perform its obligations hereunder pursuant to Section 2.12, (b) has failed to consent to a proposed amendment, waiver or consent that under Section 8.01 requires the consent of all the Lenders (or all the affected Lenders) and with respect to which the Majority Lenders shall have granted their consent or (c) is a Defaulting Lender, (i) in the case of clause (a), such Lender will, upon three Business Days’ notice by the Borrower to such Lender and the Designated Agent, to the extent not inconsistent with such Lender’s internal policies and applicable legal and regulatory restrictions, use reasonable efforts to make, fund or maintain its Eurocurrency Rate Advances through another office of such Lender if (A) as a result thereof, the additional amounts required to be paid pursuant to Section  2.11 or 2.14, as applicable, in respect of such Eurocurrency Rate Advances would be materially reduced or the provisions of Section 2.12 would not apply to such Lender, as applicable, and (B) as determined by such Lender in good faith but in its sole discretion, the making or maintaining of such Eurocurrency Rate Advances through such other office would not otherwise materially and adversely affect such Eurocurrency Rate Advances or such Lender and (ii) in case of clauses (a), (b) and (c), unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating such obligation to pay such additional amounts or the circumstances described in Section 2.12 or has consented to the amendment, waiver or consent specified in clause (b), or is no longer a Defaulting Lender (other than if it became a Defaulting Lender due to a Bail-In Action, in which case such Borrower’s right shall continue notwithstanding), the Borrower may designate an Eligible Assignee to purchase for cash (pursuant to an Assignment and Acceptance) all, but not less than all, of the Advances then owing to such Lender and to acquire and assume all, but not less than all, of such Lender’s rights and obligations hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of each such Advance then owing to such Lender plus any accrued but unpaid interest thereon and any accrued but unpaid fees owing thereto and, in addition, (A) all additional cost reimbursements, expense reimbursements and indemnities, if any, owing in respect of such Lender’s Commitment hereunder, and all other accrued and unpaid amounts owing to such Lender hereunder, at such time shall be paid to such Lender and (B) if such Eligible Assignee is not otherwise a Lender at such time, any applicable processing and recordation fee under Section 8.07(a) for such assignment shall have been paid; provided that, in the case of any assignment resulting from the circumstances specified in clause (b), the Eligible Assignee shall have consented to the applicable amendment, waiver or consent and, as a result of such assignment and any contemporaneous assignments, the applicable amendment, waiver or consent can be effected.
SECTION 2.17 Evidence of Debt. (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Designated Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note or other evidence of indebtedness, in form and substance reasonably satisfactory to the Borrower and such Lender (each, a “Note”), payable to such Lender in a principal amount equal to the Commitment of such Lender; provided, however, that the execution and delivery of such promissory note or other evidence of indebtedness shall not be a condition precedent to the making of any Advance under this Agreement.
(b)    The Register maintained by the Designated Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances and currencies comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by the Designated Agent, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Designated Agent from the Borrower hereunder and each Lender’s share thereof.
(c)    Entries made in good faith by the Designated Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Designated Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.
SECTION 2.18 Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) for general corporate purposes of the Borrower and its subsidiaries. Notwithstanding the foregoing provisions of this Section 2.18, the Borrower will not use the proceeds of any Advance to purchase the capital stock of any corporation in a transaction, or as part of a series of transactions, (i) the purpose of which is, at the time of any such purchase, to acquire control of such corporation or (ii) the result of which is the ownership by the Borrower and its Subsidiaries of 10% or more of the capital stock of such corporation, in either case if the board of directors of such corporation has publicly announced its opposition to such transaction.
SECTION 2.19 [Intentionally Omitted.]
SECTION 2.20 Extension of Scheduled Termination Date. (a)  At least 45 days but not more than 60 days prior to the Scheduled Termination Date, the Borrower, by written notice to the Designated Agent, may request an extension of the Scheduled Termination Date for an additional 364-day period from its then scheduled date. The Designated Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 30 days prior to such Scheduled Termination Date, notify the Borrower and the Designated Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Designated Agent and the Borrower in writing of its consent to any such request for extension of the Scheduled Termination Date at least 30 days prior to such Scheduled Termination Date, such Lender shall be deemed to be a Declining Lender with respect to such request. The Designated Agent shall notify the Borrower not later than 25 days prior to such Scheduled Termination Date of the decision of the Lenders regarding the Borrower’s request for an extension of the Scheduled Termination Date.
(b)    If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the Scheduled Termination Date in effect at such time shall, effective as of the Scheduled Termination Date theretofore in effect (the “Extension Date”), be extended for an additional 364-day period; provided that (i) on such Extension Date, no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing, or would occur as a consequence thereof, (ii) the representations and warranties contained in Section 4.02 shall be true and correct in all material respects on and as of such Extension Date, before and after giving effect to the extension of the Scheduled Termination Date, and (iii) on or prior to such Extension Date, the Borrower shall not have exercised the Term-Out Option. If fewer than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, subject to the Borrower’s satisfaction of the conditions set forth in clauses (i) through (iii) above, the Scheduled Termination Date shall, effective as of the applicable Extension Date, be extended as to those Lenders that so consented (each, an “Extending Lender”) but shall not be extended as to any other Lender (each, a “Declining Lender”). To the extent that the Commitment of any Declining Lender is not assumed in accordance with subsection (c) of this Section 2.20 on or prior to the applicable Extension Date, the Commitment of such Declining Lender shall automatically terminate in whole on such Extension Date without any further notice or other action by the Borrower, such Lender or any other Person, and any outstanding Advances due to such Declining Lender shall be paid in full on such Extension Date (and on such Extension Date the Borrower shall also make such other prepayments of Advances as shall be required in order that, after giving effect thereto and to the termination of the Commitments of, and all payments to, the Declining Lenders pursuant to this sentence, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding and (B) the Equivalent in Dollars of the aggregate principal amount of all Advances denominated in Committed Currencies then outstanding will not exceed the aggregate Commitments); provided that such Declining Lender’s rights under Sections 2.11, 2.14, 8.04 and 8.08, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Scheduled Termination Date.
(c)    If there are any Declining Lenders, the Borrower may arrange for one or more Extending Lenders or other Eligible Assignees that will agree to the extension of the Scheduled Termination Date to assume, effective as of the Extension Date, any Declining Lender’s Commitment and all of the obligations of such Declining Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Declining Lender (each Eligible Assignee that accepts an offer to assume a Declining Lender’s Commitment in accordance with this Section 2.20(c), an “Assuming Lender”); provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $25,000,000 unless the amount of the Commitment of such Declining Lender is less than $25,000,000, in which case such Assuming Lender shall assume all of such lesser amount; provided further that:
(i)    any such Extending Lender or Assuming Lender shall have paid to such Declining Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Declining Lender plus (B) any accrued but unpaid fees owing to such Declining Lender as of the effective date of such assignment;
(ii)    all additional cost reimbursements, expense reimbursements and indemnities payable to such Declining Lender, and all other accrued and unpaid amounts owing to such Declining Lender hereunder, as of the effective date of such assignment shall have been paid to such Declining Lender; and
(iii)    with respect to any such Assuming Lender, any applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;
provided further that such Declining Lender’s rights under Sections 2.11, 2.14, 8.04 and 8.08, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to the applicable Extension Date, (A) each Assuming

Lender, if any, shall have delivered to the Borrower and the Designated Agent an assumption agreement, in form and substance satisfactory to the Borrower and the Designated Agent (an “Assumption Agreement”), duly executed by such Assuming Lender, such Declining Lender, the Borrower and the Designated Agent and (B) any such Extending Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Designated Agent as to the increase in the amount of its Commitment. Each Declining Lender being replaced pursuant to this Section 2.20 shall deliver to the Designated Agent on or before the applicable Extension Date any Note or Notes held by such Declining Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) above, each such Extending Lender or Assuming Lender, as of the Extension Date, will be substituted for such Declining Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Declining Lender hereunder shall, by the provisions hereof, be released and discharged.
(d)    If all of the Extending Lenders and Assuming Lenders (after giving effect to any assignments and assumptions pursuant to subsection (c) of this Section 2.20) consent in writing to a requested extension (whether by written consent pursuant to subsection (a) of this Section 2.20, by execution and delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Designated Agent shall so notify the Borrower, and, so long as (i) no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing as of such Extension Date, or would occur as a consequence thereof, (ii) the representations and warranties contained in Section 4.02 shall be true and correct in all material respects on and as of such Extension Date, before and after giving effect to the extension of the Scheduled Termination Date, and (iii) the Borrower shall not have exercised the Term-Out Option, the Scheduled Termination Date then in effect shall be extended for the additional 364-day period, as described in subsection (a) of this Section 2.20, and all references in this Agreement, and in the Notes, if any, to the “Scheduled Termination Date” shall, with respect to each Extending Lender and each Assuming Lender for such Extension Date, refer to the Scheduled Termination Date as so extended. Promptly following each Extension Date, the Designated Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the Scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Extending Lender and each such Assuming Lender.
SECTION 2.21 Defaulting Lenders. (a)  Notwithstanding any provision of this Agreement to the contrary, if one or more Lenders become Defaulting Lenders, then, upon notice to such effect by the Designated Agent (which notice shall be given promptly after the Designated Agent becomes aware that any Lender shall have become a Defaulting Lender, including as a result of being advised thereof by the Borrower) (such notice being referred to as a “Defaulting Lender Notice”), the following provisions shall apply for so long as any such Lender is a Defaulting Lender:
(i)    no commitment fee shall accrue or at any time be payable for such period on the unused amount of the Commitment of any Defaulting Lender pursuant to Section 2.03(a); and
(ii)    the Commitment and outstanding Advances of each Defaulting Lender shall be disregarded in determining whether the requisite Lenders shall have taken any action hereunder (including any consent to any waiver, amendment or other modification pursuant to Section 8.01); provided that any waiver, amendment or other modification that, disregarding the effect of this clause (ii), requires the consent of all Lenders or of all Lenders affected thereby and which affects such Defaulting Lender differently than other Lenders or affected Lenders, as the case may be, shall require the consent of such Defaulting Lender.

(b)    Any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise, and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.15 but excluding Section 2.16) shall, unless the Borrower otherwise agrees in writing in its sole discretion, in lieu of being distributed to such Defaulting Lender, be retained by the Designated Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Designated Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Designated Agent hereunder, (ii) second, to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Designated Agent, (iii) third, if so determined by the Designated Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iv) fourth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.
(c)    In the event that the Designated Agent and the Borrower agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) such Lender shall cease to be a Defaulting Lender for all purposes hereof and (ii) such Lender shall purchase at par such of the Advances of the other Lenders as the Designated Agent shall determine to be necessary in order for the Lenders to hold such Advances ratably in accordance with their Commitments.
(d)    No Commitment of any Lender shall be increased or otherwise affected and, except as otherwise expressly provided in this Section, performance by the Borrower of its obligations hereunder and under the other Loan Documents shall not be excused or otherwise modified, as a result of the operation of this Section. The rights and remedies against a Defaulting Lender under this Section are in addition to other rights and remedies that the Borrower, the Designated Agent or any Non-Defaulting Lender may have against such Defaulting Lender.
SECTION 2.22 Term-Out Option. The Borrower may, by irrevocable written notice to the Designated Agent given not fewer than 15 days prior to the Scheduled Termination Date, elect (such election, the “Term-Out Option”), effective as of the Scheduled Termination Date (the “Term-Out Date”), to extend the Maturity Date for all or a portion of the Advances outstanding on such date to March 8, 2020; provided that such extension of the Maturity Date shall become effective only if, on the Term-Out Date, (a) no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing, or would occur as consequence of the exercise of the Term-Out Option, (b) the representations and warranties contained in Section 4.02 shall be correct in all material respects on and as of the Term-Out Date, before and after giving effect to the Term-Out Option, and (c) the Borrower shall pay the term-out fee to the Designated Agent for the account of each Lender pursuant to Section 2.03(b). In the event the Maturity Date shall be so extended, (i) all Advances that are subject to such extension and outstanding on the Scheduled Termination Date shall continue to constitute Advances following such date, (ii) all Advances that are not subject to such extension but are outstanding on the Scheduled Termination Date shall be repaid on such date, (iii) the Commitments will terminate and the commitment fee shall cease to accrue, in each case on the Scheduled Termination Date, and (iv) the Borrower may not borrow or reborrow any additional Advances on or after such date.

ARTICLE III

CONDITIONS OF LENDING
SECTION 3.01 Conditions Precedent to Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which all of the following conditions precedent have been satisfied or waived in accordance with Section 8.01:
(a)    the Designated Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Designated Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement;
(b)    the Designated Agent shall have received on or before the Effective Date the following, each dated as of the Effective Date: (i) certified copies of the resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board authorizing the execution and delivery of this Agreement and the other documents related hereto; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the name and true signature of the officer of the Borrower executing this Agreement on its behalf; and (iii) an opinion or opinions of counsel for the Borrower (which may be in-house counsel, external counsel or a combination of the two), substantially to the effect set forth in Exhibit C hereto;
(c)    any consents or approvals of governmental or regulatory authorities, and any consents or approvals of third parties required under material agreements of the Borrower, that in either case are necessary in connection with this Agreement or the consummation of the transactions contemplated hereby shall have been obtained and shall remain in effect;
(d)    there shall have occurred no material adverse change in the business, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, since September 30, 2017, except as disclosed in reports filed by the Borrower and its Subsidiaries, if any, during the period from September 30, 2017, to the date hereof pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, copies of which have been furnished to the Lenders prior to the date hereof (including by posting on the website of the SEC at http://www.sec.gov);
(e)    all of the representations and warranties contained in Section 4.01 shall be correct in all material respects on and as of the Effective Date, before and after giving effect to such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects on and as of such earlier date);
(f)    no event shall have occurred and be continuing, or shall result from the occurrence of the Effective Date, that constitutes an Event of Default or event that with the giving of notice or passage of time or both would constitute an Event of Default; and
(g)    all advances, interest, fees and other amounts accrued for the accounts of or owed to the lenders under the Existing Credit Agreement (whether or not due at the time) shall have been or shall simultaneously be paid in full and the commitments of the lenders under such agreement shall have been or shall simultaneously be terminated.

SECTION 3.02 Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):
(a)    the representations and warranties contained in Section 4.01 (other than Section 4.01(d)) are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects on and as of such earlier date); and
(b)    no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
SECTION 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless the Designated Agent shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Designated Agent shall promptly notify the Lenders and the Borrower of the occurrence of the Effective Date.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as of the Effective Date and from time to time thereafter as required under this Agreement as follows:
(a)    The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than its jurisdiction of incorporation) in which the nature of its activities or the character of the properties it owns or leases make such qualification necessary and in which the failure so to qualify would have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.
(b)    The execution, delivery and performance by the Borrower of this Agreement and each of the Notes, if any, delivered hereunder are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower’s certificate of incorporation or by-laws or (ii) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any material contractual restriction binding on or affecting the Borrower; no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes, if any; and this Agreement is and each of the Notes, when delivered hereunder, will be the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.
(c)    The Borrower’s most recent annual report on Form 10-K, containing the consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income and of cash flows of the Borrower and its Subsidiaries, copies of which have been furnished to each Lender pursuant to Section 5.01(e)(ii) or as otherwise furnished to the Lenders (including by posting on the website of the SEC at http://www.sec.gov), fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the date of such balance sheet and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles consistently applied.
(d)    There is no pending or, to the Borrower’s knowledge, threatened claim, action or proceeding affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, or which could reasonably be expected to affect the legality, validity or enforceability of this Agreement; and to the Borrower’s knowledge, the Borrower and each of its Subsidiaries have complied, and are in compliance, with all applicable laws, rules, regulations, permits, orders, consent decrees and judgments, except for any such matters which have not had, and would not reasonably be expected to have, a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.
(e)    The Borrower and the ERISA Affiliates have not incurred and are not reasonably expected to incur any material liability in connection with their Single Employer Plans or Multiple Employer Plans, other than ordinary liabilities for benefits; neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any material withdrawal liability (as defined in Part I of Subtitle E of Title IV of ERISA) to any Multiemployer Plan; and no Multiemployer Plan of the Borrower or any ERISA Affiliate is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.
(f)    The Borrower has implemented and will maintain policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their directors, officers and employees with applicable Anti-Corruption Laws and Sanctions Laws, and is in compliance with applicable Anti-Corruption Laws and Sanctions Laws in all material respects. None of the Borrower or any Subsidiary or, to the knowledge of the Borrower, any director, officer or employee of the Borrower or any Subsidiary acting in connection with or benefitting from the credit facility established hereby, is a Sanctioned Person. No borrowing of Advances will be made by the Borrower (A) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person, in violation of applicable Anti-Corruption Laws or (B) for the purpose of financing, funding or facilitating unauthorized transactions with any Sanctioned Person. To the knowledge of the Borrower, no transactions undertaken by the Borrower hereunder will be undertaken in violation of applicable Anti-Corruption Laws or Sanctions Laws.
SECTION 4.02 Additional Representations and Warranties of the Borrower as of Each Extension Date and the Term-Out Date. The Borrower represents and warrants on each Extension Date and the Term-Out Date (and at no other time) that, as of each such date, the following statements shall be true:
(a)    there has been no material adverse change in the business, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, since the date of the audited financial statements of the Borrower and its Subsidiaries most recently delivered to the Lenders pursuant to Section 5.01(e)(ii) prior to the applicable Extension Date or the Term-Out Date, as the case may be (except as disclosed in periodic or other reports filed by the Borrower and its Subsidiaries pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, during the period from the date of the then most recently delivered audited financial statements of the Borrower and its Subsidiaries pursuant to Section 5.01(e)(ii) to the date of the notice of the Borrower’s request for an extension of the Scheduled Termination Date related to such Extension Date pursuant to Section 2.20 or exercise of the Term-Out Option pursuant to Section 2.22, as the case may be); and
(b)    the representations and warranties contained in Section 4.01 are correct in all material respects on and as of such date, as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).
ARTICLE V

COVENANTS OF THE BORROWER
SECTION 5.01 Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:
(a)    Compliance with Laws, etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations, permits, orders, consent decrees and judgments binding on the Borrower and its Subsidiaries, including ERISA and the Patriot Act, the failure with which to comply would have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.
(b)    Payment of Taxes, etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, if the failure to pay and discharge would have a material adverse effect on the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP.
(c)    Preservation of Corporate Existence, etc. Subject to Section 5.02(a), preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower shall not be required to preserve any right or franchise if the loss thereof would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.
(d)    Maintenance of Interest Coverage Ratio. Maintain as of the last day of each fiscal quarter of the Borrower, commencing with the first fiscal quarter of the Borrower following the Effective Date, the ratio of (i) Consolidated EBITDA for the Measurement Period ending on such day to (ii) Consolidated Interest Expense for the Measurement Period ending on such day of not less than 3.00 to 1.00.

(e)    Reporting Requirements. Furnish to the Designated Agent, on behalf of the Lenders:
(i)    as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, a copy of the Borrower’s quarterly report to shareholders on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), in each case containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of income and of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and a certificate of any of the Borrower’s Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller (A) stating that no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing and (B) containing a schedule which shall set forth the computations used by the Borrower in determining compliance with the covenant contained in Section 5.01(d); provided that the quarterly report on Form 10-Q required to be delivered pursuant to this paragraph shall be deemed to be delivered if such report shall have been posted and shall be available on the website of the SEC at http://www.sec.gov;
(ii)    as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the Borrower’s annual report to shareholders on Form 10-K as filed with the SEC, containing consolidated financial statements of the Borrower and its Subsidiaries for such year and a certificate of any of the Borrower’s Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller (A) stating that no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing and (B) containing a schedule which sets forth the computations used by the Borrower in determining compliance with the covenant contained in Section 5.01(d); provided that the annual report on Form 10-K required to be delivered pursuant to this paragraph shall be deemed to be delivered if such report shall have been posted and shall be available on the website of the SEC at http://www.sec.gov;
(iii)    promptly after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence of an Event of Default, and each event that with the giving of notice or passage of time or both would constitute an Event of Default, a statement of any Responsible Officer setting forth details of such Event of Default or event continuing on the date of such statement, and the action which the Borrower has taken and proposes to take with respect thereto;
(iv)    promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof, notice of any actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(d);
(v)    promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof, written notice of any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any of their respective properties which could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole;
(vi)    promptly after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence of any ERISA Event which could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, a statement of any of the Borrower’s Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller describing such ERISA Event and the action, if any, which the Borrower has taken and proposes to take with respect thereto;
(vii)    promptly after a Responsible Officer of the Borrower obtains actual knowledge of receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of withdrawal liability (as defined in Part I of Subtitle E of Title IV of ERISA) by a Multiemployer Plan, which withdrawal liability could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan, which reorganization or termination could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its Subsidiaries, taken as a whole, or (C) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in subclause (vii)(A) or (vii)(B) above; and
(viii)    such other material information reasonably related to any Lender’s credit analysis of the Borrower or any of its Subsidiaries as any Lender through the Designated Agent may from time to time reasonably request.
SECTION 5.02 Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:
(a)    Mergers, etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole (whether now owned or hereafter acquired), to, any Person, or permit any of its Subsidiaries to do so, unless (i) immediately after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist and (ii) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.
ARTICLE VI

EVENTS OF DEFAULT
SECTION 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)    The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance, or any fee or other amount payable under this Agreement, in each case within three Business Days after such interest, fee or other amount becomes due and payable; or
(b)    Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) delivered in writing and identified as delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c)    The Borrower shall fail to perform or observe any covenant contained in Section 5.01(d), Section 5.01(e)(iii) or Section 5.02; or
(d)    The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Designated Agent or the Majority Lenders; or
(e)    The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt of the Borrower or such Subsidiary which is outstanding in a principal amount of at least $250,000,000 in the aggregate (but excluding Debt arising hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure (i) shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt and (ii) shall not have been cured or waived; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or
(f)    The Borrower or any Material Subsidiary shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Material Subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for substantially all of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or
(g)    Any money judgment, writ or warrant of attachment or similar process against the Borrower, any Material Subsidiary or any of their respective assets in an amount in excess of $250,000,000 (exclusive of any amount covered by a nationally recognized financially sound insurer that has received notice of the claim to which such money judgment, writ or warrant of attachment or similar process relates and has not denied coverage or otherwise denied liability in respect thereof) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or, in any case, within five days of any pending sale or disposition of any asset pursuant to any such process; then, and in any such event, the Designated Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, (A) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate and/or (B) declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make

Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.
ARTICLE VII
THE DESIGNATED AGENT
SECTION 7.01 Authorization and Action. (a)  Each Lender hereby appoints and authorizes the Designated Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Designated Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement or collection of the Advances), the Designated Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Designated Agent shall not be required to take any action which exposes the Designated Agent to personal liability or which is contrary to this Agreement or applicable law. The Designated Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.
(b)    The Designated Agent may perform any of its duties and exercise its rights and powers hereunder through any of its Affiliates. Notwithstanding anything herein to the contrary, the exculpatory provisions of this Article VII and the provisions of Sections 8.04 and 8.08 shall apply to any such Affiliate of the Designated Agent and the Designated Agent shall remain responsible for the performance of such duties.
(c)    The Co-Syndication Agents, the Co-Documentation Agents and the Joint Lead Arrangers and Joint Book Managers named on the cover of this Agreement shall have no duties under this Agreement other than those afforded to them in their capacities as Lenders, and each Lender hereby acknowledges that the Co-Syndication Agents, the Co-Documentation Agents and the Joint Lead Arrangers and Joint Book Managers have no liability under this Agreement other than those assumed by them in their capacities as Lenders.
SECTION 7.02 Designated Agent’s Reliance, etc. Neither the Designated Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Designated Agent: (i) may treat the Lender which made any Advance as the holder of the Debt resulting therefrom until the Designated Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.20, as the case may be, or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be received by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 7.03 The Designated Agent and its Affiliates. With respect to its Commitment and the Advances made by it and any Note or Notes issued to it, the Designated Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Designated Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Designated Agent in its individual capacity. The Designated Agent and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if the Designated Agent were not the Designated Agent and without any duty to account therefor to the Lenders.
SECTION 7.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Designated Agent or any other Lender and based on the financial statements referred to in Section 4.01(c) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Designated Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
SECTION 7.05 Indemnification. The Lenders severally agree to indemnify the Designated Agent (to the extent not reimbursed by the Borrower but without affecting the Borrower’s obligations with respect thereto), ratably according to the respective principal amounts of Advances then owing to each of them (or, if no Advances are at the time outstanding or if any Advances are then owing to Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Designated Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Designated Agent under this Agreement in its capacity as such; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Designated Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Designated Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Designated Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal or bankruptcy proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Designated Agent is not reimbursed for such expenses by the Borrower.
SECTION 7.06 Successor Designated Agent. The Designated Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and such resignation shall be effective upon the appointment of a successor Designated Agent as provided herein. Upon any such resignation, the Majority Lenders shall have the right (with the consent of the Borrower unless an Event of Default has occurred and is continuing) to appoint a successor Designated Agent (which shall be a Lender). If no successor Designated Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Designated Agent’s giving of notice of resignation, then the retiring Designated Agent may, on behalf of the Lenders, appoint a successor Designated Agent. Any successor Designated Agent appointed hereunder shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof, or an Affiliate of any such commercial bank, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Designated Agent hereunder by a successor Designated Agent, such successor Designated Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Designated Agent, and the retiring Designated Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Designated Agent’s resignation hereunder as Designated Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Designated Agent under this Agreement.
SECTION 7.07 Certain Lender Representations, Etc.
(a)    Each Lender represents and warrants, as of the date such Person became a Lender party hereto, to, and from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Designated Agent and the institutions named as Co-Administrative Agents, Co-Syndication Agents, Co-Documentation Agents, Managing Agents and Joint Lead Arrangers and Joint Book Managers on the cover page of this Agreement and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any of its Subsidiaries, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Advances or the Commitments,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Designated Agent, in its sole discretion, and such Lender.
(b)    In addition, unless clause (i) of the immediately preceding paragraph is true with respect to such Lender or such Lender has not provided another representation, warranty and covenant as provided in clause (iv) of the immediately preceding paragraph, such Lender further represents and warrants, as of the date such Person became a Lender party hereto, to, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Designated Agent and the institutions named as Co-Administrative Agents, Co-Syndication Agents, Co-Documentation Agents, Managing Agents and Joint Lead Arrangers and Joint Book Managers on the cover page of this Agreement and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any of its Subsidiaries, that:
(i) none of the Designated Agent or any of the institutions named as Co-Administrative Agents, Co-Syndication Agents, Co-Documentation Agents, Managing Agents and Joint Lead Arrangers and Joint Book Managers on the cover page of this Agreement or their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by any Person under this Agreement or any documents related to hereto or thereto),
(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies,
(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Advances, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v) no fee or other compensation is being paid directly to the Designated Agent or any of the institutions named as Co-Administrative Agents, Co-Syndication Agents, Co-Documentation Agents, Managing Agents and Joint Lead Arrangers and Joint Book Managers on the cover page of this Agreement or their respective Affiliates for investment advice (as opposed to other services) in connection with the Advances, the Commitments or this Agreement.
(c)    The Designated Agent and the institutions named as Co-Administrative Agents, Co-Syndication Agents, Co-Documentation Agents, Managing Agents and Joint Lead Arrangers and Joint Book Managers on the cover page of this Agreement hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Advances or the Commitments for an amount less than the amount being paid for an interest in the Advances or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
The following terms shall for purposes of this Section have the meanings set forth below:
“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
ARTICLE VIII

MISCELLANEOUS
SECTION 8.01 Amendments, etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (a) waive any of the conditions specified in Section 3.01 or 3.02 without the written consent of each Lender, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations without the written consent of each affected Lender, (c) reduce the principal of, or interest on, the Advances or the fees payable hereunder without the written consent of each affected Lender, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances (other than as provided in Section 2.20 or 2.22) or any fee without the written consent of each affected Lender, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of Advances, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder without the written consent of each Lender or (f) amend this Section 8.01 or Section 2.21(a)(ii) without the written consent of each Lender (it being understood that, for purposes of this proviso, “Lender” shall not include the Borrower or any of its Affiliates, if a Lender, at the time of any such amendment, waiver or consent); provided further that no amendment, waiver or consent shall, unless in writing and signed by the Designated Agent, in addition to the Lenders required above to take such action, affect the rights or duties of the Designated Agent under this Agreement or any Note.
SECTION 8.02 Notices, etc. (a)  All notices and other communications provided for hereunder shall, except as otherwise expressly provided for herein, be in writing (including telecopier communication) and mailed, e-mailed, telecopied or delivered, if to the Borrower, at its address at:
The Walt Disney Company
    500 South Buena Vista Street
    Burbank, California 91521
    Attention: Treasurer
    Telecopier Number: (818) 563-1682;
with a copy to:

The Walt Disney Company
    500 South Buena Vista Street

    Burbank, California 91521-0523
    Attention: Treasury Operations
    Telecopier Number: (818) 843-7921
    Email: corp.cash.management.group@disney.com;
with a copy to:
The Walt Disney Company
    500 South Buena Vista Street
    Burbank, California 91521
    Attention: Associate General Counsel, Corporate Legal Department
    Telecopier Number: (818) 560-1823;
if to any Lender, at its Domestic Lending Office specified on Schedule 1.01 hereto, in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be; and if to the Designated Agent, at its address at:
Citibank, N.A.
1615 Brett Road
New Castle, Delaware 19720
    Attention: Bank Loan Syndications
    Telecopy Number: (646) 274-5080
Email: GLAgentOfficeOps@citi.com;
with a copy to:
Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY 10013
    Attention: Robert F. Parr
    Phone Number: (212) 816-8489
    Telecopy Number: (646) 291-1781
Email: robert.f.parr@citi.com;
or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties; provided that materials required to be delivered pursuant to Section 5.01(e)(i) or (ii) shall be delivered to the Designated Agent as specified in Section 8.02(b) or as otherwise specified to the Borrower by the Designated Agent; and provided further that such materials shall be deemed delivered to the Designated Agent to the extent posted and available on the website of the SEC at www.sec.gov. All such notices and communications shall, when mailed, telecopied or e-mailed, be effective when deposited in the mails, telecopied or confirmed by e-mail, respectively, except that notices and communications to the Designated Agent pursuant to Article II or VII shall not be effective until received by the Designated Agent. Delivery by telecopier, electronic mail or other electronic means of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.
(b)    The Borrower agrees that the Designated Agent may make materials required to be delivered pursuant to Section 5.01(e)(i) and (ii), as well as any other written information, documents, instruments (other than the Notes) and other material relating to the Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement or any of the transactions contemplated hereby

(collectively, the “Communications”) available to the Lenders by posting such notices on Debtdomain or a substantially similar electronic system (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Designated Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Designated Agent or any of its Affiliates in connection with the Platform.
(c)    Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if reasonably requested by any Lender, the Designated Agent shall deliver a copy of the Communications to such Lender by e-mail or telecopier. Each Lender agrees (i) to notify the Designated Agent in writing of such Lender’s e-mail addresses to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Designated Agent has on record effective e-mail addresses for such Lender) and (ii) that any Notice may be sent to such e-mail address.
SECTION 8.03 No Waiver; Remedies. No failure on the part of any Lender or the Designated Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 8.04 Costs and Expenses. (a) The Borrower agrees promptly to pay all actual, reasonable and documented costs and expenses (including, without limitation, the actual, reasonable and documented fees and expenses of one counsel) of the Designated Agent in connection with the negotiation and execution of this Agreement and all related documentation and the syndication of the credit facility established hereby. The Borrower further agrees to pay, within five Business Days of demand, all actual, reasonable and documented costs and expenses of the Designated Agent and each Lender, if any, in connection with the enforcement (whether through legal proceedings or otherwise) of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, in connection with the enforcement of rights under this Section 8.04(a); provided, that any such costs and expenses consisting of fees and expenses of counsel shall be limited to the actual, reasonable and documented fees and expenses of one counsel for the Designated Agent and no more than one additional counsel for the Lenders as a group (together with (i) such local counsel, limited in each case to one such local counsel for the Designated Agent and one such local counsel for the Lenders as a group per jurisdiction, that may be reasonably required by the Designated Agent or the Lenders and (ii) if any Lender shall have reasonably concluded (based upon the advice of counsel) that its representation by counsel for the Lenders creates a conflict of interest for such counsel, such separate counsel as such Lender may reasonably require).
(b)    If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.10 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason (other than by reason of a payment pursuant to Section 2.12), the Borrower shall, within five Business Days of demand by any Lender (with a copy of such demand to the

Designated Agent), pay to such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund or maintain such Advance. All obligations of the Borrower under this Section 8.04 shall survive the making and repayment of the Advances and the termination of this Agreement.
SECTION 8.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Designated Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding trust accounts) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the Borrower and the Designated Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.
SECTION 8.06 Binding Effect. This Agreement shall become effective as specified in Section 3.01 and, thereafter, shall be binding upon and inure to the benefit of the Borrower, the Designated Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender.
SECTION 8.07 Assignments and Participations. (a)  Each Lender may and, if requested by the Borrower upon notice by the Borrower delivered to such Lender and the Designated Agent pursuant to clause (ii) of Section 2.16 will, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it and any Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement, (ii) the amount (without duplication) of the Commitment and the pro-rata share of outstanding Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance) shall not be less than $5,000,000 (unless the assigning Lender shall assign its entire interest hereunder or such lesser amount is previously agreed among such assigning Lender, the Designated Agent and the Borrower) or an integral multiple of $500,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee and (iv) the parties to each such assignment (other than the Borrower) shall execute and deliver to the Designated Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided that the Designated Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights such Lender assignor may have under Sections 2.11, 2.14 and 8.08) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(b)    By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under this Agreement or any instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(c), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Designated Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Designated Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Designated Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(c)    The Designated Agent shall maintain a copy of each Assignment and Acceptance and each Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Designated Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Designated Agent.
(d)    Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee and, if applicable, the Borrower, together with any Note subject to such assignment, the Designated Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.
(e)    Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it and any Note issued to it hereunder); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Designated Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) such Lender shall not agree in any participation agreement with any participant or proposed participant to obtain the consent of such participant before agreeing to the amendment, modification or waiver of any of the terms of this

Agreement or any Note before consenting to any action or failure to act by the Borrower or any other party hereunder or under any Note, or before exercising any rights it may have in respect thereof, unless such amendment, modification, waiver, consent or exercise would (A) increase the amount of such participant’s portion of such Lender’s Commitment, (B) reduce the principal amount of or rate of interest on the Advances or any fee or other amounts payable hereunder to which such participant would be entitled to receive a share under such participation agreement, or (C) postpone any date fixed for any payment of principal of or interest on the Advances or any fee or other amounts payable hereunder to which such participant would be entitled to receive a share under such participation agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a participant’s interest in any Commitments, Advances, Notes or its other obligations under this Agreement) to any Person except to the extent that such disclosure is requested by such Person and is necessary to establish that such Commitment, Advance, Note or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Designated Agent (in its capacity as Designated Agent) shall have no responsibility for maintaining a Participant Register.
(f)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower in writing and directly related to the transactions contemplated hereunder; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender in accordance with the terms of Section 8.09(a).
(g)    No participation or assignment hereunder shall be made in violation of the Securities Act of 1933, as amended from time to time, or any applicable state securities laws, and each Lender hereby represents that it will make any Advance for its own account in the ordinary course of its business and not with a view to the public distribution or sale thereof.
(h)    Anything in this Agreement to the contrary notwithstanding, any Lender may at any time assign or create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note issued to it hereunder) in favor of any Federal Reserve Bank or any foreign central bank having authority over such Lender in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation thereto), any applicable operating circular of such Federal Reserve Bank or any other regulation issued by the applicable foreign central bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 8.08 Indemnification. The Borrower agrees to indemnify and hold harmless the Designated Agent, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding (whether or not an Indemnified Party is a party thereto) arising out of, related to or in connection with the Commitments hereunder or the Advances made hereunder or any transactions in connection herewith, including, without limitation, any transaction in which any proceeds of the Advances are, or are proposed to be, applied (collectively, the “Indemnified Matters”); provided that the Borrower shall have no obligation to any Indemnified Party under this Section 8.08 with respect to (i) matters for which such Indemnified Party has been reimbursed by or on behalf of the Borrower pursuant to any other provision of this Agreement, but only to the extent of such reimbursement, or (ii) Indemnified Matters found by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Party. If any action is brought against any Indemnified Party, such Indemnified Party shall promptly notify the Borrower in writing of the institution of such action and the Borrower shall thereupon have the right, at its option, to elect to assume the defense of such action; provided, however, that the Borrower shall not, in assuming the defense of any Indemnified Party in any Indemnified Matter, agree to any dismissal or settlement of such Indemnified Matter without the prior written consent of such Indemnified Party, which consent shall not be unreasonably withheld, if such dismissal or settlement (A) would require any admission or acknowledgment of culpability or wrongdoing by such Indemnified Party or (B) would provide for any non-monetary relief to any Person to be performed by such Indemnified Party. If the Borrower so elects, it shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of expenses. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action or (2) the Borrower shall not have properly employed counsel reasonably satisfactory to such Indemnified Party to have charge of the defense of such action, in which case such fees and expenses shall be paid by the Borrower. If an Indemnified Party shall have reasonably concluded (based upon the advice of counsel) that the representation by one counsel of such Indemnified Party and the Borrower creates a conflict of interest for such counsel, the reasonable fees and expenses of such counsel shall be borne by the Borrower and the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party (but shall retain the right to direct the defense of such action on behalf of the Borrower). Anything in this Section 8.08 to the contrary notwithstanding, the Borrower shall not be liable for the fees and expenses of more than one counsel for any Indemnified Party in any jurisdiction as to any Indemnified Matter or for any settlement of any Indemnified Matter effected without its written consent. All obligations of the Borrower under this Section 8.08 shall survive the making and repayment of the Advances and the termination of this Agreement.
SECTION 8.09 Confidentiality. (a)  None of the Designated Agent or the Lenders may disclose to any Person any confidential, proprietary or non-public information of the Borrower furnished to the Designated Agent or the Lenders by the Borrower or any of its Subsidiaries (such information being referred to collectively herein as the “Borrower Information”), except that each of the Designated Agent and each of the Lenders may disclose Borrower Information (i) to its and its Affiliates’ employees, officers, directors, agents, auditors and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority or self-regulatory body, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 8.09(a), to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this

Agreement, (vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis, other than as a result of a breach of this Section 8.09(a) by the Designated Agent or such Lender, or (B) is or becomes available to the Designated Agent or such Lender on a non-confidential basis from a source other than the Borrower, its Affiliates or their respective officers, directors, agents, auditors and advisors, provided such source is not bound by a confidentiality agreement or other legal or fiduciary obligations of secrecy with the Borrower or its Affiliates with respect to the Borrower Information, and (viii) with the consent of the Borrower.
(b)    The Borrower agrees to maintain the confidentiality of any rate provided by an individual Reference Bank hereunder for purposes of setting the Eurocurrency Rate (and the name of such Reference Bank), except (i) to its and its Affiliates’ employees, officers, directors, agents, auditors and advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential on substantially the same terms as provided herein), (ii) as consented to by the applicable Reference Bank, (iii) to the extent requested by any regulatory authority or self-regulatory body, (iv) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or (vi) to the extent such rate (A) is or becomes generally available to the public on a non-confidential basis, other than as a result of a breach of this Section 8.09(b) by the Borrower, or (B) is or becomes available to the Borrower on a non-confidential basis from a source other than the applicable Reference Bank, provided, to its knowledge, such source is not bound by a confidentiality agreement or other legal or fiduciary obligations of secrecy with such Reference Bank with respect to the rate. Notwithstanding the foregoing, it is understood that the Borrower may disclose to any Lender the average of the rates quoted by the Reference Banks that provide rate quotes in connection with any determination of the Eurocurrency Rate.
SECTION 8.10 Patriot Act. Each Lender and the Designated Agent hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow it to identify the Borrower in accordance with the Patriot Act. The Borrower shall promptly provide such information upon request by any Lender or the Designated Agent.
SECTION 8.11 Judgment. (a)  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Designated Agent could purchase Dollars with such other currency at the Designated Agent’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which a final judgment is given.
(b)    If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Designated Agent could purchase such Committed Currency with Dollars at the Designated Agent’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(c)    The obligation of the Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Designated Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Designated Agent (as the case may be) of any sum adjudged to be due in such other currency, such Lender or the Designated Agent (as the case may be) may, in accordance with normal banking procedures, purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Designated Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Designated Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to such Lender or the Designated Agent (as the case may be) in the applicable Primary Currency, such Lender or the Designated Agent (as the case may be) agrees to remit to the Borrower such excess.
SECTION 8.12 Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Borrower with respect to this Agreement or any instrument or other documents delivered hereunder may be brought in any state or Federal court in the Borough of Manhattan in the State of New York, and by execution and delivery of this Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any instrument or other document delivered hereunder from which no appeal has been taken or is available. The Borrower agrees to receive service of process in any such proceeding in any such court at its office at 77 West 66th Street, 15th Floor, New York, New York 10023, Attention: Kenneth E. Newman (or at such other address in the Borough of Manhattan in the State of New York as the Borrower shall notify the Designated Agent from time to time) and, if the Borrower ever ceases to maintain such office in the Borough of Manhattan, irrevocably designates and appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, New York 10036, or any other address in the State of New York communicated by Corporation Service Company to the Designated Agent, as its agent to receive on its behalf service of all process in any such proceeding in any such court, such service being hereby acknowledged by the Borrower to be effective and binding service in every respect.
SECTION 8.13 Substitution of Currency. If a change in any Committed Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Designated Agent (acting reasonably, in consultation with the Borrower and in accordance with the terms of Section 8.01) to be necessary to reflect the change in currency and to put the Lenders and the Borrower in the same position, so far as possible, that they would have been in if no change in such Committed Currency had occurred.
SECTION 8.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 8.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic means shall be effective as delivery of an original executed counterpart of this Agreement. A full set of executed counterparts of this Agreement shall be lodged with each of the Designated Agent and the Borrower. Any Notes issued hereunder shall be delivered in original hard copy to the Lender requesting such Note.
SECTION 8.16 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the prohibited or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.
SECTION 8.17 No Fiduciary Relationship. The Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Designated Agent, the Lenders and their Affiliates are acting pursuant to a contractual relationship on an arm’s-length basis, and the parties hereto do not intend that the Designated Agent, the Lenders or their Affiliates act or be responsible as a fiduciary to the Borrower, its management, stockholders, creditors or any other Person. Each of the Borrower, the Designated Agent, the Lenders and their Affiliates expressly disclaims any fiduciary relationship and agrees they are each responsible for making their own independent judgments with respect to any transactions entered into between them.
SECTION 8.18 Non-Public Information. Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Designated Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information with respect to the Borrower, its subsidiaries or their securities. Each Lender represents to the Borrower and the Designated Agent that (i) it has developed compliance procedures regarding the use of such material non-public information and that it will handle such material non-public information in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified to the Designated Agent a credit contact who may receive information that may contain such material non-public information in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
SECTION 8.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority (exercised in accordance with the relevant Bail-In Legislation) and consents to and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, subject to the right of such recipient to decline ownership of such shares or other instruments of ownership, in which case, subject as provided in the relevant Bail-In Legislation, any such liability may be reduced or cancelled, as the case may be, to the same extent as if such shares or other instruments of ownership had been accepted; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
The following terms shall for purposes of this Section have the meanings set forth below:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives thereunto duly authorized, as of the date first above written.

THE WALT DISNEY COMPANY,
by
/s/ Jonathan S. Headley
Name: Jonathan S. Headley
Title: Senior Vice President, Treasurer and Corporate Real Estate

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

CITIBANK, N.A., individually and as Designated Agent,
by
/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: JP Morgan Chase Bank, N.A.

by	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

For any Lender requiring a second signature line:

by
Name:
Title:

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

BNP PARIBAS

by	/s/ Sang W. Han
Name: Sang W. Han
Title: Vice President

by	/s/ Karim Remtoula
Name: Karim Remtoula
Title: Vice President

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: DEUTSCHE BANK AG NEW YORK BRANCH

by	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

For any Lender requiring a second signature line:

by	/s/ Sanjeev Punjabi
Name: Sanjeev Punjabi
Title: Managing Director

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: BANK OF AMERICA, N.A.

by	/s/ Jonathan Tristan
Name: Jonathan Tristan
Title: Vice President

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

by	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

For any Lender requiring a second signature line:

by	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: GOLDMAN SACHS BANK USA

by	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

HSBC Bank USA, N.A.

by	/s/ David Wagstaff
Name: David Wagstaff
Title: Managing Director

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Mizuho Bank, Ltd.

by	/s/ Daniel Guevara
Name: Daniel Guevara
Title: Authorized Signatory

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

MORGAN STANLEY BANK, N.A:

by	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

by	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: ROYAL BANK OF CANADA

by	/s/ Alfonse Simone
Name: Alfonse Simone
Title: Authorized Signatory

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Societe Generale

by	/s/ Shelley Yu
Name: Shelley Yu
Title: Director

For any Lender requiring a second signature line:

by
Name:
Title:

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Sumitomo Mitsui Banking Corporation

by	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: SunTrust Bank

by	/s/ Michael Kim
Name: Michael Kim
Title: Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: The Toronto-Dominion Bank, New York Branch

by	/s/ Annie Dorval
Name: Annie Dorval
Title: Authorized Signatory

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: U.S. Bank National Association

by	/s/ Arden Fujiwara
Name: Arden Fujiwara
Title: Assistant Vice President

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Wells Fargo Bank, N.A.

by	/s/ Paul Ingersoll
Name: Paul Ingersoll
Title: Vice President

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Agricultural Bank of China Ltd., New York Branch

by	/s/ Nelson Chou
Name: Nelson Chou
Title: Senior Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Bank of China, Los Angeles Branch

by	/s/ Lixin Guo
Name: Lixin Guo
Title: SVP & Branch Manager

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Industrial and Commercial Bank of China Ltd., New York Branch

by	/s/ Tony Huang
Name: Tony Huang
Title: Director

For any Lender requiring a second signature line:

by	/s/ Dayi Liu
Name: Dayi Liu
Title: Director

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: ING Bank N.V., Dublin Branch

by	/s/ Barry Fehily
Name: Barry Fehily
Title: Managing Director

For any Lender requiring a second signature line:

by	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Banco Santander, S.A., New York Branch

by	/s/ Rita Walz-Cuccioli
Name: Rita Walz-Cuccioli
Title: Executive Director Banco Santander, S.A., New York Branch

by	/s/ Terence Corcoran
Name: Terence Corcoran
Title: Senior Vice President Banco Santander, S.A., New York Branch

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Standard Chartered Bank

by	/s/ Daniel Mattern
Name: Daniel Mattern
Title: Associate Director Standard Chartered Bank

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Bayerische Landesbank, New York Branch

by	/s/ Rolf Siebert
Name: Rolf Siebert
Title: Executive Director

by	/s/ Gina Sandella
Name: Gina Sandella
Title: Vice President

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Commerzbank AG, New York Branch

by	/s/ Paelo de Alessandrini
Name: Paelo de Alessandrini
Title: Managing Director

by	/s/ Jenny Shum
Name: Jenny Shum
Title: Vice President

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Fifth Third Bank

by	/s/ Suzanne Rode
Name: Suzanne Rode
Title: Managing Director

For any Lender requiring a second signature line:

by
Name:
Title:

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Intesa Sanpaolo S.p.A., New York Branch

by	/s/ Manuela Insana
Name: Manuela Insana
Title: VP & Relationship Manager

by	/s/ Francesco Di Mario
Name: Francesco Di Mario
Title: FVP & Head of Credit

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: The Northern Trust Company

by	/s/ Molly Drennan
Name: Molly Drennan
Title: Senior Vice President

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Svenska Handelsbanken Ab (publ)

by	/s/ Steve Cox
Name: Steve Cox
Title: Senior Vice President

For any Lender requiring a second signature line:

by	/s/ Paul Highmore
Name: Paul Highmore
Title: Vice President

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: UniCredit Bank AG, New York Branch

by	/s/ Douglas Riahi
Name: Douglas Riahi
Title: Managing Director

by	/s/ Betsy Briggs
Name: Betsy Briggs
Title: Associate Director

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT

LENDER SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT DATED AS OF MARCH 9, 2018, AMONG THE WALT DISNEY COMPANY, THE LENDERS PARTY THERETO AND CITIBANK, N.A., AS DESIGNATED AGENT

Name of Lender: Westpac Banking Corporation

by	/s/ Su-Lin Watson
Name: Su-Lin Watson
Title: Director

SIGNATURE PAGE TO THE 364-DAY CREDIT AGREEMENT